                                                                   Exhibit 23(a)

                         [Name of Global Hub Portfolio]

            --------------------------------------------------------

           AMENDED AND RESTATED GLOBAL HUB AND SPOKE(SM) AGREEMENT


                               Dated as of [Date]

                                  By and Among

                            [Name of Investment Fund]

          and the Supervisors of the Global Hub Portfolio Named Therein

----------
"GLOBAL HUB AND SPOKE(SM) is a service mark of Signature Financial Group, Inc.

                               TABLE OF CONTENTS


Section                                                                                                        Page
-------                                                                                                        ----
1.       Supervisors...........................................................................................   2

         1.1      Appointment...................................................................................  2
         1.2      Vacancies; Qualifications.....................................................................  2
         1.3      Term; Resignation, Removal and Retirement; By-Laws............................................  2
         1.4      Duties and Responsibilities...................................................................  2
         1.5      Action by the Supervisors.....................................................................  3
         1.6      Powers; Expenses..............................................................................  3
         1.7      Limitation of Liability to the Fund...........................................................  3
         1.8      Indemnification...............................................................................  3
         1.9      No Duty of Investigation......................................................................  4
         1.10     Reliance on Others............................................................................  4

2.       Representations and Warranty of the Fund .............................................................   4

3.       Term .................................................................................................   5

4.       Amendment .............................................................................................  5

5.       Non-Transferability....................................................................................  5

6.       Notices................................................................................................  5

7.       Governing Law; Jurisdiction............................................................................  6

8.       Global Hub and Spoke Arrangements; Name................................................................  6

9.       Provisions or Arrangements in Conflict with Other Agreements, Law or Regulations.......................  6




Appendix                                                                                                       Page
--------                                                                                                       ----
A-1.     Investment Advisory Arrangements with [Name of Investment Manager]...................................  A-1

A-2.     Administration Arrangements with [Name of Administrator].............................................  A-2

B.       Custodian Arrangements with [Name of Custodian]......................................................  B-1

C.       Investment Objective, Policies and Restrictions......................................................  C-1

           AMENDED AND RESTATED GLOBAL HUB AND SPOKE(SM) AGREEMENT


     GLOBAL HUB AND SPOKE AGREEMENT, dated as of [Date], by and among [Name of Investment Fund], a [Form of Organization] (the "Fund"), and the individuals named on the signature page hereof, such individuals (together with each individual hereafter appointed as such pursuant to Section 1.2 hereof) acting hereunder in a fiduciary capacity are hereinafter referred to as the "Supervisors".

                                   WITNESSETH:

     WHEREAS, pursuant to an Agreement, the Fund has appointed and delegated to [Name of Investment Manager], a [Form of Organization] (the "Investment Manager"), the duties and responsibilities set forth in the investment advisory arrangements set forth in Appendix A-1 hereof and the Investment Manager has accepted such appointment; and


     WHEREAS, pursuant to an Agreement, the Fund has appointed and delegated to [Name of Administrator], a [Form of Organization] (the "Administrator"), the duties and responsibilities set forth in the administration arrangements set forth in Appendix A-2 hereof and the Administrator has accepted such appointment; and

     WHEREAS, pursuant to an Agreement, the Fund has appointed and delegated to [Name of Custodian], a [Form of Organization] (the "Custodian"), the duties and responsibilities set forth in the custodian arrangements set forth in Appendix B hereof and the Custodian has accepted such appointment; and

     WHEREAS, the Fund desires to appoint the Supervisors, among other things, to monitor and oversee the arrangements which are the subject of this Global Hub and Spoke Agreement (the "Global Hub and Spoke arrangements") and each Supervisor desires to accept such appointment and to serve in such capacity; and

     WHEREAS, in connection with such appointments and the Global Hub and Spoke arrangements, the Fund desires all or part of the securities, cash and/or other assets (collectively, "Assets") owned by the Fund to be held for safekeeping by the Custodian or one or more sub-custodians; and

     WHEREAS, with respect to all Assets of the Fund which are held from time to time for safekeeping by the Custodian or one or more sub-custodians the Fund desires to receive advice from the Investment Manager in accordance with the investment objective, policies and restrictions set forth in Appendix C hereof.


-------------------
"GLOBAL HUB AND SPOKE(SM) is a service mark of Signature Financial Group, Inc.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

1.   Supervisors.
     ------------

     1.1  Appointment. The Fund hereby appoints each individual named on the
          -----------
          signature page hereof as a Supervisor and empowers each such individual and each individual hereafter appointed as a Supervisor pursuant to Section 1.2 hereof with the duties and responsibilities to monitor and oversee in a fiduciary capacity the Global Hub and Spoke arrangements, and each individual named on the signature page hereof hereby accepts such appointment to act in a fiduciary capacity as such a Supervisor.

     1.2  Vacancies; Qualifications. The number of Supervisors shall be fixed
          -------------------------
          from time to time by the Fund. The Fund may increase the number of Supervisors and may fill any vacancy created by a Supervisor's death, resignation, retirement, removal or adjudicated incompetence or other incapacity to perform the duties or discharge the responsibilities of a Supervisor by the appointment of an individual of at least 21 years of age who is not under a legal disability. No vacancy shall operate to annul this Global Hub and Spoke Agreement or to revoke any direction or delegation previously given or made pursuant to the terms of this Global Hub and Spoke Agreement. Any appointment of a Supervisor after the date hereof shall not become effective until the individual named shall in writing have accepted such appointment and agreed to be bound by the terms of this Global Hub and Spoke Agreement. Until any such appointment becomes effective, the remaining Supervisors, regardless of their number, shall have all the powers granted to the Supervisors by this Global Hub and Spoke Agreement and shall perform all the duties and discharge all the responsibilities imposed upon the Supervisors by this Global Hub and Spoke Agreement.

     1.3  Term; Resignation, Removal and Retirement; By-Laws. Each Supervisor
          --------------------------------------------------
          shall serve as such during the term of the Global Hub and Spoke arrangements except in the event of a Supervisor's death, resignation, retirement, removal or adjudicated incompetence or other incapacity to perform the duties or discharge the responsibilities of a Supervisor. A Supervisor may resign without the need for a prior or subsequent accounting for his or her acts and transactions as a Supervisor. The Fund shall adopt By-Laws for the monitoring and overseeing by the Supervisors of the Global Hub and Spoke arrangements, including the appointment of officers or other agents to assist the Supervisors. Such By-Laws may be amended from time to time by the Fund. The Fund agrees to furnish the Supervisors with a copy of such By-Laws (and any amendment thereto) and to provide in such By-Laws (and in each amendment thereto) that such By-Laws (or any such amendment) shall not become effective until the Supervisors acknowledge receipt of such By-Laws (or such amendment) and have agreed to be bound by the terms of such By-Laws (or such amendment).

     1.4  Duties and Responsibilities. The Supervisors shall have the duties and
          ---------------------------
          responsibilities of monitoring and overseeing the Global Hub and Spoke arrangements. These duties and responsibilities shall include, but not be limited to, the duties and responsibilities referred to in Sections 1.5, 1.6, 1.9 and 1.10 hereof and the monitoring and oversight of the Investment Manager, Administrator and Custodian. No Supervisor shall, as such, be obligated to give any bond or surety or other security for the performance of any of such Supervisor's duties or the discharge of any of such Supervisor's responsibilities hereunder.


     1.5  Action by the Supervisors. Any action which is or may be required to
          -------------------------
          be taken by the Supervisors pursuant to this Global Hub and Spoke Agreement or applicable law or regulation shall, unless otherwise expressly provided to the contrary, be taken by a majority of the Supervisors either at a meeting or by written consent. Unless otherwise expressly provided in this Global Hub and Spoke Agreement or by applicable law or regulation, the Supervisors shall have the power to delegate the taking of any such action to such person or persons as the Supervisors may determine and where applicable any such delegation shall be deemed to be a delegation by the Fund to such delegee.

     1.6  Powers; Expenses. In connection with the performance of the monitoring
          ----------------
          and oversight functions as described herein, the powers of the Supervisors shall include any power vested in the Supervisors by this Global Hub and Spoke Agreement and by any applicable law or regulation, including, but not limited to, the power to enter into other agreements pursuant to the provisions of Section 8 hereof and the power to incur liabilities for governmental fees, fees and expenses of independent auditors and legal counsel, licensing fees, insurance premiums, and expenses of preparing and mailing reports to the Fund and to governmental officers and commissions. Subject to the prior written consent of the Fund, the Supervisors may also perform such other acts or incur such other costs and liabilities as they deem proper for the monitoring and oversight of the Global Hub and Spoke arrangements, including the incurring of liability for fees and expenses of the Supervisors. The powers of the Supervisors may be exercised without order of or resort to any court.

     1.7  Limitation of Liability to the Fund. No Supervisor shall be liable to
          -----------------------------------
          the Fund for any action or failure to act except for such Supervisor's own bad faith, wilful misfeasance, gross negligence or reckless disregard of such Supervisor's duties.

     1.8  Indemnification. The Fund shall indemnify, to the fullest extent
          ---------------
          permitted by applicable law and regulation, each individual who is a Supervisor against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such individual in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such individual may be involved or with which such individual may be threatened by reason of such individual being or having been a Supervisor and which is brought by or on behalf of a holder of shares in the Fund, except with respect to any matter as to which such individual shall have been adjudicated to have acted in bad faith or with wilful misfeasance or gross negligence or reckless disregard of such individual's duties; provided, however, that as to any matter disposed of by a compromise payment by such individual, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such individual did not act in bad faith or with wilful misfeasance or gross negligence or reckless disregard of such individual's duties by a court or other body approving the disposition or by written opinion from independent legal counsel approved by the Fund and the other Supervisors based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such individual did not engage in such conduct. The Fund shall make advance payments in connection with the indemnification provided for in the preceding sentence, provided that the indemnified individual shall have given a written undertaking to reimburse the Fund in the event it is subsequently determined that such individual is not entitled to such indemnification. The rights accruing to any individual under these provisions shall not exclude any other right to which such individual may be lawfully entitled.

     1.9  No Duty of Investigation. Every obligation, contract, instrument,
          ------------------------
          certificate or other interest or undertaking made or given in connection with the monitoring and oversight by the Supervisors of the Global Hub and Spoke arrangements, and every other act or thing whatsoever done in connection therewith, shall be conclusively taken to have been done by the persons responsible therefor only in their capacity as Supervisors. Any person dealing with a Supervisor may rely on the validity of any such obligation, contract, instrument, certificate, interest, undertaking, act or thing without any obligation to make any further inquiry concerning such validity.

     1.10 Reliance on Others. Each Supervisor shall, in the performance of such
          ------------------
          individual's duties and in the discharge of such individual's responsibilities, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books and records reflecting the Global Hub and Spoke arrangements, upon an opinion of counsel, or upon reports made or information or advice given, or the absence of certain reports to be made or information or advice to be given, by any officer or other agent appointed to assist the Supervisors or by or under the direction of the Investment Manager, Administrator, Custodian or by any accountant, expert, consultant or delegee of the Supervisors selected with reasonable care by the Supervisors, regardless of whether such counsel, accountant or expert may also be a Supervisor.


2.   Representations and Warranty of the Fund. The Fund hereby represents to
     ----------------------------------------
     each Supervisor that this Global Hub and Spoke Agreement has been, and each agreement entered into by the Fund in connection herewith has been or will be, duly executed and delivered by the Fund and constitute the valid obligations of the Fund, legally binding upon it and enforceable against it in accordance with their respective terms. Neither such execution or delivery, nor the performance by the Fund of its rights and obligations under this Global Hub and Spoke Agreement, any such agreement or the Global Hub and Spoke arrangements, including the delegation of functions to the Investment Manager, Administrator and Custodian, constitutes a violation or breach of any charter or governing instrument of the Fund, or of any law, order, injunction or regulation to which the Fund is subject, which would have a material adverse effect on the ability of the Fund to carry out the terms of this Global Hub and Spoke Agreement, any such agreement or the Global Hub and Spoke arrangements. The Fund hereby warrants that it will inform each Supervisor in the event that the performance by the Fund of its rights and obligations under this Global Hub and Spoke Agreement, any such agreement or the Global Hub and Spoke arrangements would constitute such violation or breach at any time subsequent to the execution and delivery thereof.


3.   Term. This Global Hub and Spoke Agreement may be terminated at any time
     ----
     either by the Fund or, with the prior written approval of the Fund, by a written instrument executed by the Supervisors. Upon the conclusion of the winding up of the Global Hub and Spoke arrangements, the Supervisors shall be discharged from all further liability, accountability and responsibility under this Global Hub and Spoke Agreement, and the rights and interests of all parties under this Global Hub and Spoke Agreement shall thereupon cease.

4.   Amendment. This Global Hub and Spoke Agreement may be amended by a written
     ---------
     instrument executed by the Fund and the Supervisors. No amendment to any provision of this Global Hub and Spoke Agreement shall affect any of the other provisions of this Global Hub and Spoke Agreement or the Global Hub and Spoke arrangements or render invalid or improper any action taken or omitted prior thereto, unless such amendment expressly provides otherwise.

5.   Non-Transferability. Each and all of the provisions of this Global Hub and
     -------------------
     Spoke Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Global Hub and Spoke Agreement, their respective successors and assigns. This Global Hub and Spoke Agreement and any rights herein granted and any obligations herein assumed may not be transferred, sold, exchanged, assigned or encumbered by any party.

6.   Notices. Any notice, instruction or other document to be given under this
     -------
     Global Hub and Spoke Agreement by any party hereto to any other party shall be in writing and shall be delivered personally, sent by registered or certified mail, postage prepaid, or sent by facsimile or electronic mail transmission as follows:


     (a)  if to the Fund, to:

     (b)  if to [Name of Supervisor], to:

     (c)  if to [Name of Supervisor], to:

     (d)  if to [Name of Supervisor], to:

     or to such other address as may be specified in writing to the other parties hereto, and shall be deemed to have been given if delivered personally upon delivery at the relevant address, if sent by registered or certified mail seven business days after the date of posting, and if sent by facsimile or electronic mail transmission when dispatched subject to confirmation of uninterrupted transmission or receipt by a transmission or similar report.

7.   Governing Law; Jurisdiction. [Insert applicable provision].

     ---------------------------

8.   Global Hub and Spoke Arrangements; Name. The Fund acknowledges that the
     ---------------------------------------
     Supervisors, in their sole discretion, have entered or intend to enter into one or more other agreements substantively identical in all material respects to this Global Hub and Spoke Agreement (such other agreements together with this Global Hub and Spoke Agreement are hereinafter referred to as the "Agreements") with other collective investment entities or investors (such entities or investors together with the Fund are hereinafter referred to as the "Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof. At such time as the Supervisors enter into one or more other Agreements the Fund shall adopt procedures for the operation of the Global Hub and Spoke arrangements. Such procedures shall be substantively identical in all material respects to the procedures adopted by other Funds that have entered into Agreements. Such procedures may be amended from time to time by the Fund. The Fund agrees to furnish the Supervisors with a copy of such procedures (and any amendment thereto) and to provide in such procedures (and in each amendment thereto) that such procedures (or any such amendment) shall not become effective until the Supervisors acknowledge receipt of such procedures (or such amendment) and have agreed to be bound by the terms of such procedures (or such amendment).


     The Global Hub and Spoke arrangements may be referred to as the "[Name of Global Hub Portfolio]".


9.   Provisions or Arrangements in Conflict with Other Agreements, Law or
     --------------------------------------------------------------------
     Regulations. If the provisions of this Global Hub and Spoke Agreement
     -----------
     conflict with the provisions of any other agreement entered into by the Fund in connection with the Global Hub and Spoke arrangements, the provisions of this Global Hub and Spoke Agreement shall prevail. The provisions of this Global Hub and Spoke Agreement and the Global Hub and Spoke arrangements shall at all times be interpreted and implemented so as not to violate the requirements of any laws and regulations with which the parties hereto and the parties to the other Agreements must comply. In the event that such provisions or arrangements or the interpretation or implementation thereof are in violation of the requirements of such laws or regulations, this Global Hub and Spoke Agreement may be amended by the Fund and the Supervisors in accordance with Section 4 hereof to correct such violation.

     IN WITNESS WHEREOF, the parties hereto have caused this Global Hub and Spoke Agreement to be executed as of the day and year first above written.

                                                       [Name of Investment Fund]



                                            By:_________________________________




                                            ------------------------------------
                                               [Name of Supervisor]



                                            ------------------------------------
                                               [Name of Supervisor]



                                            ------------------------------------
                                               [Name of Supervisor]

                                                                    Appendix A-1
                                                                    ------------

                         Investment Management Agreement

     INVESTMENT MANAGEMENT AGREEMENT, dated [ ], 2001, between [name and form of organization of fund entity) (the "[Fund Entity]"), on behalf of [sub-fund of the [Fund Entity] ("Fund"), and [name and form of organization of custodian] (hereinafter, the "Investment Manager").

                                   Witnesseth:

     WHEREAS, the [Fund Entity] has been established for the purpose of the investment and reinvestment of its assets in certain types of securities and other permitted assets and is an open-end investment management company registered under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the [Fund Entity] desires to retain the Investment Manager for the purpose of investing the assets of the Fund; and

     WHEREAS, the Investment Manager is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is willing to be retained on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties to this Agreement, which parties also have entered into the letter agreement attached hereto as Appendix A, agree as follows:

A.   Appointment of Adviser
     ----------------------

     1. The [Fund Entity] desires to employ the capital of the Fund by investing and reinvesting its assets in accordance with the limitations set forth in the [Fund Entity]'s Articles of Incorporation and its current Prospectus and Statement of Additional Information ("SAI"). The [Fund Entity] desires to employ and hereby appoints the Investment Manager to act as investment manager to the Fund.

     2. The Investment Manager accepts the appointment and agrees to furnish the services described herein for the compensation set forth in Appendix B hereof.

B.   Services as Investment Manager
     ------------------------------

     Subject to the supervision and direction of the Board of Directors of the [Fund Entity] ("Directors") and for the period and on the terms set forth in this Agreement, the Investment Manager will (a) manage the assets of the Fund in accordance with its investment objectives and policies as stated in the [Fund Entity]'s Prospectus and SAI, as from time to time in effect; (b) make investment decisions and exercise voting rights with respect to the portfolio securities of the Fund; (c) place purchase and sale orders on behalf of the Fund; and (d) perform or arrange for the performance of such administrative services as necessary for the operation of the Fund. In providing these services, the Investment Manager will provide investment research and supervision for the investments of the Fund and conduct a continual program of investment, evaluation and, as appropriate, sale and reinvestment of the Fund's assets. In addition, the Investment Manager will furnish the [Fund Entity] with whatever statistical information that the [Fund Entity] may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

C.   Brokerage
     ---------

     1. In executing transactions for the Fund and selecting brokers or dealers, the Investment Manager will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for the Fund transaction, the Investment Manager will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of any commission for the specific transaction on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Investment Manager may consider the "brokerage and research services" provided to the [Fund Entity] and/or other accounts over which the Investment Manager or an affiliate of the Investment Manager exercises investment discretion.

     2. For the purposes of the preceding paragraph, a person provides "brokerage and research services" insofar as that person -- (a) furnishes advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; (b) furnishes analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; or (c) effects securities transactions and performs functions incidental thereto (such as clearance, settlement, and custody) or required in connection therewith.

D.   Information Provided to the [Fund Entity] and the Investment Manager
     --------------------------------------------------------------------

     1. The [Fund Entity] will use its best efforts to furnish the Investment Manager with copies of the [Fund Entity]'s Articles of Incorporation and current Prospectus and agrees to provide to the Investment Manager all amendments thereto on an on-going basis.

     2. The Investment Manager will use its best efforts to keep the [Fund Entity] informed of developments materially affecting the [Fund Entity] or the Fund and will on its own initiative supply the [Fund Entity] from time-to-time with whatever information that the Investment Manager believes is appropriate for this purpose.

E.   Standard of Care
     ----------------

     1. The Investment Manager shall exercise its best judgment in rendering the services described above in Sections B, C and D. The Investment Manager will not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed or purport to protect the Investment Manager against any liability to the Fund or its shareholders to which the Investment Manager would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations under this Agreement ("disabling conduct").

     2. The [Fund Entity] will indemnify the Investment Manager against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit not resulting from disabling conduct by the Investment Manager. Indemnification shall be made only following: (a) a final decision on the merits by a court or other adjudicative body before whom a proceeding was brought that the Investment Manager was not liable by reason of disabling conduct, or (b) in the absence of such a decision, based upon a review of the facts, that the Investment Manager was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of Directors who are not "interested persons" (as defined in Section I.4 below) of the [Fund Entity], or
(ii) an independent legal counsel in a written opinion.

F.   Compensation
     ------------

     1. In consideration of the services rendered pursuant to this Agreement, with respect to the Fund, the [Fund Entity] will pay the Investment Manager after the end of each calendar quarter a fee for the previous quarter calculated at the annual rate indicated in Appendix B hereof.

     2. On termination of this Agreement with respect to the Fund before the end of a calendar quarter, the fee for such part of that quarter shall be pro-rated according to the portion that such period bears to the full quarterly period and shall be payable on date of termination of this Agreement with respect to the Fund. For the purpose of determining fees payable to the Investment Manager, the value of the Fund's net assets shall be computed at the times and in the manner specified in the [Fund Entity]'s Articles of Incorporation and current Prospectus, as from time to time in effect.

G.   Expenses
     --------

     1. The Investment Manager will bear all expenses in connection with the performance of its services under this Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the [Fund Entity] or the Funds, as well as the fees of all Directors who are affiliated with the Investment Manager or its affiliates.

     2. The [Fund Entity] will bear certain other expenses to be incurred in its operation, including, if applicable: organizational expenses; taxes, interest, brokerage costs, and commissions; fees of Directors who are not officers, directors or employees of the Investment Manager, the Fund's distributor or any of their affiliates; charges of the custodian, any subcustodians, and transfer or dividend-paying agents; insurance premiums; outside auditing, pricing and legal expenses; costs of maintenance of the [Fund Entity]'s existence; costs attributable to investor services, including without limitation telephone and personnel expenses; costs of printing stock certificates; costs of preparing and printing prospectuses and other information supplied to existing shareholders; costs of shareholder reports, meetings of the shareholders and Directors and membership fees in any trade associations; litigation and other extraordinary or non-recurring expenses.

H.   Services to Other Companies or Accounts
     ---------------------------------------

     The [Fund Entity] understands that the Investment Manager now acts, and will continue to act, or may in the future act, as investment manager to fiduciary and other managed accounts or as investment manager to one or more other investment companies. The [Fund Entity] has no objection to the Investment Manager so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Investment Manager have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Directors recognize that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Directors understand that the persons employed by the Investment Manager to assist in the performance of the Investment Manager's duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict the right of the Investment Manager or any affiliate of the Investment Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

I.   Term of Agreement
     -----------------

     1. This Agreement shall become effective as of the date written above, shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (a) the Directors, or (b) a vote of the majority of the Fund's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Directors who are not "interested persons" (as defined in paragraph 4 below) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     2. This Agreement is terminable, without penalty, on 60 days' written notice, by (a) the [Fund Entity]; (b) if permitted, and under the conditions permitted, by applicable law, by vote of holders of a majority of the Fund's voting securities; or (c) by the Investment Manager.

     3. This Agreement will terminate immediately on assignment. In addition, if the Investment Manager delegates any of its duties hereunder to a sub-Investment Manager, the delegation shall be not be effective until and unless approved by the Directors pursuant to a written agreement.

     4. For the purposes of this Agreement, "interested persons" means what that term means in the 1940 Act.

J.   Name
     ----

     If the Investment Manager ceases to act as investment manager to the Fund, the [Fund Entity] agrees that, at the request of the Investment Manager, the Fund's license to use [the name of the Investment Manager] or any variation thereof indicating a connection to that entity will terminate and that the [Fund Entity] will take all necessary action to change the name of the Fund to a name that does not include [the name of the Investment Manager] or any such variation.

K.   Liability of [Fund Entity]
     --------------------------

     It is expressly agreed that the obligations of the [Fund Entity] hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the [Fund Entity], personally, but bind only the [Fund Entity] property of the Fund, as provided in the Master [Fund Entity] Agreement of the [Fund Entity]. The execution and delivery of the Agreement have been authorized by the trustees and the sole shareholder of the Fund shares and signed by an authorized officer of the [Fund Entity], acting as such, and neither such authorization by such trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the [Fund Entity] property of the Fund as provided in its Master [Fund Entity] Agreement. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other sub-[Fund] of the [Fund Entity].

L.   Governing Law
     -------------

     This Agreement shall be construed in accordance with the laws of [name of jurisdiction].

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written in two counterparts.

                                      JULIUS BAER MULTISTOCK [FUND ENTITY], on behalf of the Julius Baer Swiss Stock Fund

                                      By _____________________________________

                                      JULIUS BAER INVESTMENT MANAGEMENT INC.


                                      By _____________________________________

                                   Appendix A

[ADDRESS]




[DATE]

[Name of Investment Manager]
[Address, Zip Code]

Dear Sir or Madam:

Reference is hereby made to (i) that certain investment management agreement between [name and form of organization of fund entity) (the "[Fund Entity]"), on behalf of [sub-fund of the [Fund Entity] ("Fund"), and [name and form of organization of custodian] (hereinafter, the "Investment Manager"), dated [DATE] (such agreement is hereinafter referred to as the "Investment Management Agreement"), and (ii) that certain Global Hub and Spoke Agreement dated [DATE] by and among the [Fund Entity], on behalf of the Fund, and the individuals named on the signature page thereof (the "Supervisors")(such agreement is hereinafter referred to as the "Global Hub and Spoke Agreement").

The [Fund Entity] has appointed the Supervisors, among other things, to monitor and oversee the arrangements that are the subject of the Global Hub and Spoke Agreement. The Global Hub and Spoke Agreement acknowledges that the Supervisors have entered or intend to enter into one or more other agreements substantively identical in all material respects to the Global Hub and Spoke Agreement with other collective investment entities or investors (such entities or investors together with the Fund are hereinafter collectively referred to as the "Spoke Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof.

The [Fund Entity] has appointed and delegated to [name and form of organization of custodian] (the "Custodian"), the duties and responsibilities set forth in the custodian arrangements set forth in Appendix B of the Global Hub and Spoke Agreement and the Custodian has accepted such appointment. In addition, all or part of the securities, cash and/or other assets (collectively, "Assets") owned by the Fund will be held for safekeeping by the Custodian or one or more sub-custodians. Further, upon the initial transfer of Assets of the Fund to the Custodian or one or more sub-custodians, such Assets will be recorded in an account with the Custodian opened in the name of the Fund (such account is hereinafter referred to as the "Fund Account", and together with the accounts opened with the Custodian for the other Spoke Funds as the "Accounts").

This letter directs that, in addition to the services provided by the Investment Manager pursuant to the Investment Management Agreement, the Investment Manager is hereby instructed as follows:

1. to render continuous investment management in respect of the Assets in the Fund Account and the Assets in the Accounts for the other Spoke Funds as a group (together, referred to hereinafter as "Total Account") and not with respect to the Assets in any individual Account, including the Fund Account;

2. with respect to all Assets of the Fund which are held from time to time for safekeeping by the Custodian or one or more sub-custodians, to render investment advice in accordance with the investment objective, policies and restrictions set forth in Appendix C of the Global Hub and Spoke Agreement, a copy of which is attached hereto,

3. if the Investment Manager enters into an investment management agreement with any other Spoke Fund and such agreement is subject to the laws of another jurisdiction, then any higher or stricter standard imposed pursuant to such other agreement or jurisdiction on the Investment Manager with respect to its activities toward the other Spoke Fund also shall apply and be imposed by the Investment Management Agreement and this letter agreement with respect to the activities of the Investment Manager toward the [Fund Entity], and

4. the nature of the activities that are contemplated by the Global Hub and Spoke Agreement and/or the domicile of the other Spoke Funds may also subject some or all of the activities that are subject to the Investment Management Agreement and this letter agreement to the rules and regulations of governmental or self-regulatory bodies in jurisdictions other than the State of New York, and nothing contained in the Investment Management Agreement or this letter agreement shall restrict or otherwise impair the application of any such rules or regulations to such activities or to the Investment Manager.

The Investment Management Agreement shall continue as set forth in that Agreement. This letter agreement also shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (a) the Supervisors, or (b) the action or consent of all the Spoke Funds whose Account Balance Percentages in the aggregate equal more than 50% of the sum of the Total Account, as each Account Balance percentage was last calculated prior to such action or consent, provided that in either event the continuance also is approved by a majority of the Supervisors who are not "interested persons" (as defined in the Investment Management Agreement), by vote cast in person at a meeting called for the purpose of voting on such approval. In any case, this letter agreement shall not continue to be in effect if the Investment Management Agreement is no longer in effect.

The Investment Management Agreement is terminable, without penalty, as set forth in that Agreement. This letter agreement is terminable, without penalty, on 60 days' written notice, by (a) the Investment Manager, (b) a majority of the Supervisors, or (c) the action or consent of all the Spoke Funds whose Account Balance Percentages in the aggregate equal more than 50% of the sum of the Total Account, as each Account Balance percentage was last calculated prior to such action or consent.

                                      * * *

If you hereby agree with the foregoing, kindly so confirm by signing the enclosed counterpart of this letter in the space indicated for signature on behalf of the Adviser below.

                                Very truly yours,

                                FUND ENTITY, on behalf
                                of the Fund

                                By____________________________

Agreed and Accepted:

INVESTMENT MANAGER



By:_______________________________
   []

                                  [Appendix B]

                                 [Fee Schedule]

                         Investment Management Agreement

     INVESTMENT MANAGEMENT AGREEMENT, dated [ ], 2001, between [name and form of organization of fund entity] (hereinafter, the "[Fund Entity]"), for the [sub-fund of the [Fund Entity] ("Fund"), and [name and form of organization of custodian] (hereinafter, the "Investment Manager").

                                   Witnesseth:

     WHEREAS, the [Fund Entity] has been established for the purpose of the investment and reinvestment of its assets in certain types of securities and other permitted assets;

     WHEREAS, the [Fund Entity] desires to retain the Investment Manager for the purpose of investing the assets of the Fund; and

     WHEREAS, the Investment Manager is willing to be retained on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties to this Agreement, which parties also have entered into the letter agreement attached hereto as Appendix A, agree as follows:

A.   Appointment of Investment Manager
     ---------------------------------

     1. The [Fund Entity] desires to employ the capital of the Fund by investing and reinvesting its assets in accordance with the limitations set forth in the [Fund Entity]'s Articles of Incorporation and its current Prospectus. The [Fund Entity] desires to employ and hereby appoints the Investment Manager to act as investment manager to the Fund.

     2. The Investment Manager accepts the appointment and agrees to furnish the services described herein for the compensation set forth in the Appendix B hereof.

B.   Services as Investment Manager
     ------------------------------

     Subject to the supervision and direction of the Board of Directors of the [Fund Entity] ("Directors") and for the period and on the terms set forth in this Agreement, the Investment Manager will (a) manage the assets of the Fund in accordance with its investment objectives and policies as stated in the s Prospectus as from time to time in effect; (b) make investment decisions and exercise voting rights with respect to the portfolio securities of the Fund; (c) place purchase and sale orders on behalf of the Fund; and (d) perform or arrange for the performance of such administrative services as necessary for the operation of the Fund. In providing these services, the Investment Manager will provide investment research and supervision for the investments of the Fund and conduct a continual program of investment, evaluation and, as appropriate, sale and reinvestment of the Fund's assets. In addition, the Investment Manager will furnish the [Fund Entity] with whatever statistical information that the [Fund Entity] may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

C.   Information Provided to the [Fund Entity] and the Investment Manager
     --------------------------------------------------------------------

     1. The [Fund Entity] will use its best efforts to furnish the Investment Manager with copies of the [Fund Entity]'s Articles of Incorporation and current Prospectus and agrees to provide to the Investment Manager all amendments thereto on an on-going basis.

     2. The Investment Manager will use its best efforts to keep the [Fund Entity] informed of developments materially affecting the [Fund Entity] or the Fund and will on its own initiative supply the [Fund Entity] from time-to-time with whatever information that the Investment Manager believes is appropriate for this purpose.

D.   Standard of Care
     ----------------

     1. The Investment Manager shall exercise its best judgment in rendering the services described above in Sections B and C. The Investment Manager will not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed or purport to protect the Investment Manager against any liability to the Fund or its shareholders to which the Investment Manager would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations under this Agreement ("disabling conduct").

     2. The [Fund Entity] will indemnify the Investment Manager against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit not resulting from disabling conduct by the Investment Manager. Indemnification shall be made only following: (a) a final decision on the merits by a court or other adjudicative body before whom a proceeding was brought that the Investment Manager was not liable by reason of disabling conduct, or (b) in the absence of such a decision, based upon a review of the facts, that the Investment Manager was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of non-interested Directors of the [Fund Entity], as set forth in Appendix A; or (ii) an independent legal counsel in a written opinion.

E.   Compensation
     ------------

     1. In consideration of the services rendered pursuant to this Agreement, with respect to the Fund, the [Fund Entity] will pay the Investment Manager after the end of each calendar quarter a fee for the previous quarter calculated at the annual rate indicated in Appendix B hereof, calculated as a percentage of the Fund's average daily net assets.

     2. On termination of this Agreement before the end of a calendar quarter, the fee for such part of that quarter shall be pro-rated according to the portion that such period bears to the full quarterly period and shall be payable on date of termination of this Agreement with respect to that Fund. For the purpose of determining fees payable to the Investment Manager, the value of a Fund's net assets shall be computed at the times and in the manner specified in the [Fund Entity]'s Articles of Incorporation and current Prospectus, as from time to time in effect.

F.   Expenses
     --------

     1. The Investment Manager will bear all expenses in connection with the performance of its services under this Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the [Fund Entity] or the Fund, as well as the fees of all Directors who are affiliated with the Investment Manager or its affiliates.

     2. The [Fund Entity] will bear certain other expenses to be incurred in its operation, including, if applicable: organizational expenses; taxes, interest, brokerage costs, and commissions; fees of Directors who are not officers, directors or employees of the Investment Manager, the Fund's distributor or any of their affiliates; charges of the custodian, any subcustodians, and transfer or dividend-paying agents; insurance premiums; outside auditing, pricing and legal expenses; costs of maintenance of the [Fund Entity]'s existence; costs attributable to investor services, including without limitation telephone and personnel expenses; costs of printing stock certificates; costs of preparing and printing prospectuses and other information supplied to existing shareholders; costs of shareholder reports, meetings of the shareholders and Directors and membership fees in any trade associations; litigation and other extraordinary or non-recurring expenses.

G.   Services to Other Companies or Accounts
     ---------------------------------------

     The [Fund Entity] understands that the Investment Manager now acts, and will continue to act, or may in the future act, as investment manager to fiduciary and other managed accounts or as investment manager to one or more other investment companies. The [Fund Entity] has no objection to the Investment Manager so acting, provided that whenever any Fund and one or more other accounts or investment companies advised by the Investment Manager have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Directors recognize that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for a Fund. In addition, the Directors understand that the persons employed by the Investment Manager to assist in the performance of the Investment Manager's duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict the right of the Investment Manager or any affiliate of the Investment Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

H.   Term of Agreement
     -----------------

     1. This Agreement shall become effective as of the date written above.

     2. This Agreement is terminable, without penalty, on 60 days' written notice, by (a) the [Fund Entity]; (b) if permitted, and under the conditions permitted, by applicable law, by vote of holders of a majority of the Fund's voting securities; or (c) by the Investment Manager.

     3. This Agreement will terminate immediately on assignment. In addition, if the Investment Manager delegates any of its duties hereunder to a sub-Investment Manager, the delegation shall be not be effective until and unless approved by the Directors pursuant to a written agreement.

I.   Name
     ----

     If the Investment Manager ceases to act as investment manager to the Fund, the [Fund Entity] agrees that, at the request of the Investment Manager, the Fund's license to use [the name of the Investment Manager] or any variation thereof indicating a connection to that entity will terminate and that the [Fund Entity] will take all necessary action to change the name of the Fund to a name that does not include [the name of the Investment Manager] or any such variation.

J.   Liability of [Fund Entity]
     --------------------------

     The obligations of the [Fund Entity] herein shall not be binding on any of the Directors, officers, agents, or employees of the [Fund Entity], but shall bind only the assets and property of the [Fund Entity].

K.   Governing Law
     -------------

     This Agreement shall be construed in accordance with the laws of the [jurisdiction of the Fund Entity].

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written in two counterparts.

                                       [FUND ENTITY], for the Fund

                                       By _____________________________________




                                       [INVESTMENT MANAGER]

                                       By _____________________________________

                                   Appendix A

[ADDRESS]




[DATE]


[Name of Investment Manager]
[Address, Postal Code]

Dear Sir or Madam:

Reference is hereby made to (i) that certain investment management agreement between [name and form of organization of fund entity] (hereinafter, the "[Fund Entity]"), for the [sub-fund of the [Fund Entity] ("Fund"), and [name and form of organization of custodian] (hereinafter, the "Investment Manager") dated [DATE] (such agreement is hereinafter referred to as the "Investment Management Agreement"), and (ii) that certain Global Hub and Spoke(sm) Agreement dated [DATE] by and among the [Fund Entity], on behalf of the Fund, and the individuals named on the signature page thereof (the "Supervisors")(such agreement is hereinafter referred to as the "Global Hub and Spoke Agreement").

The [Fund Entity] has appointed the Supervisors, among other things, to monitor and oversee the arrangements that are the subject of the Global Hub and Spoke Agreement. The Global Hub and Spoke Agreement acknowledges that the Supervisors have entered or intend to enter into one or more other agreements substantively identical in all material respects to the Global Hub and Spoke Agreement with other collective investment entities or investors (such entities or investors together with the Fund are hereinafter collectively referred to as the "Spoke Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof. One or more of the other Spoke Funds is or is expected to be an "investment company" registered with the U.S. Securities and Exchange Commission.

The [Fund Entity] has appointed and delegated to [name and form of organization of custodian] (the "Custodian"), the duties and responsibilities set forth in the custodian arrangements set forth in Appendix B of the Global Hub and Spoke Agreement and the Custodian has accepted such appointment. In addition, all or part of the securities, cash and/or other assets (collectively, "Assets") owned by the Fund will be held for safekeeping by the Custodian or one or more sub-custodians. Further, upon the initial transfer of Assets of the Fund to the Custodian or one or more sub-custodians, such Assets will be recorded in an account with the Custodian opened in the name of the Fund (such account is hereinafter referred to as the "Fund Account", and together with the accounts opened with the Custodian for the other Spoke Funds as the "Accounts").

This letter directs that, in addition to the services provided by the Investment Manager pursuant to the Investment Management Agreement, the Investment Manager is hereby instructed as follows:

--------
"GLOBAL HUB AND SPOKE(sm)" is a service mark of Signature Financial Group, Inc.

1. The Investment Manager shall render continuous investment management in respect of the Assets in the Fund Account and the Assets in the Accounts for the other Spoke Funds as a group (Assets in the Fund Account and the Assets in the Accounts for the other Spoke Funds referred to hereinafter as the "Total Account") and not with respect to the Assets in any individual Account, including the Fund Account.

2. With respect to all Assets of the Fund that are held from time to time for safekeeping by the Custodian or one or more sub-custodians, the Investment Manager shall render investment advice in accordance with the investment objective, policies and restrictions set forth in Appendix C of the Global Hub and Spoke Agreement, a copy of which is attached hereto.

3. If the Investment Manager enters into an investment management agreement with any other Spoke Fund and such agreement is subject to the laws of another jurisdiction, then any higher or stricter standard imposed pursuant to such other agreement or jurisdiction on the Investment Manager with respect to its activities toward the other Spoke Fund also shall apply and be imposed by the Investment Management Agreement and this letter agreement with respect to the activities of the Investment Manager toward the [Fund Entity].

4. The nature of the activities that are contemplated by the Global Hub and Spoke Agreement and/or the domicile of the other Spoke Funds may also subject some or all of the activities that are subject to the Investment Management Agreement and this letter agreement to the rules and regulations of governmental or self-regulatory bodies in jurisdictions other than the [jurisdiction of organization of the Fund Entity], and nothing contained in the Investment Management Agreement or this letter agreement shall restrict or otherwise impair the application of any such rules or regulations to such activities or to the Investment Manager.

5. In executing transactions for the Fund and selecting brokers or dealers, the Investment Manager will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Investment Manager will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of any commission for the specific transaction on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Investment Manager may consider the "brokerage and research services" provided to the [Fund Entity] and/or other accounts over which the Investment Manager or an affiliate of the Investment Manager exercises investment discretion.

6. For the purposes of the preceding paragraph, a person provides "brokerage and research services" insofar as that person -- (a) furnishes advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; (b) furnishes analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; or (c) effects securities transactions and performs functions incidental thereto (such as clearance, settlement, and custody) or required in connection therewith.

7. With respect to the indemnification of the Investment Manager by the [Fund Entity], such indemnification shall not be made (in the absence of a final decision on the merits by a court or other adjudicative body) by the Directors of the [Fund Entity] unless approved by a majority of a quorum of Directors who are not "interested persons" (as defined in paragraph 10 below) of the [Fund Entity].

8. The Investment Management Agreement shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (a) the Directors, or (b) a vote of the majority of that Fund's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Directors who are not "interested persons" (as defined in paragraph 10 below), by vote cast in person at a meeting called for the purpose of voting on such approval. This letter agreement also shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by the [Fund Entity], acting in compliance with (a) the directions of the Supervisors, or (b) the action or consent of all the Spoke Funds whose Account Balance Percentages in the aggregate equal more than 50% of the sum of the Total Account, as each Account Balance percentage was last calculated prior to such action or consent, provided that in either event the continuance also is approved by a majority of the Supervisors who are not "interested persons" (as defined in paragraph 10 below), by vote cast in person at a meeting called for the purpose of voting on such approval. In any case, this letter agreement shall not continue to be in effect if the Investment Management Agreement is no longer in effect.

9. The Investment Management Agreement is terminable, without penalty, as set forth in that Agreement. This letter agreement is terminable, without penalty, on 60 days' written notice, by (a) the Investment Manager, (b) by the [Fund Entity], acting in compliance with instructions received from a majority of the Supervisors, or (c) by the [Fund Entity], acting in compliance with the action or consent of all the Spoke Funds whose Account Balance Percentages in the aggregate equal more than 50% of the sum of the Total Account, as each Account Balance percentage was last calculated prior to such action or consent.

10. For the purposes of the Investment Management Agreement and this letter agreement, "interested persons" means (a) any "affiliated person" of the [Fund Entity]; (b) any member of the immediate family of any natural person who is an "affiliated person" of the [Fund Entity]; (c) any interested person of the Investment Manager or the principal underwriter of the [Fund Entity]'s shares; (d) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the [Fund Entity] has acted as legal counsel to the [Fund Entity]; (e) any broker-dealer or any "affiliated person" of the broker-dealer; and (f) any person who, at any time since the beginning of the last two completed fiscal years of the [Fund Entity], has had a material business or professional relationship with (i) the [Fund Entity], (ii) the principal executive officers of the [Fund Entity], (iii) any other [Fund Entity] having the same Investment Manager or principal underwriter, or (iv) the principal executive officers of such other [Fund Entity] with the same

     Investment Manager. No person shall be deemed an "interested person" solely by being a Director or a member of the immediate family of a Director.

11. For purposes of the Investment Management Agreement and this letter agreement, an "affiliated person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 percent or more of the outstanding voting securities of such other person; (b) any person 5 percent or more of whose outstanding voting securities are owned, controlled, or held with power to vote by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, co-partner, or employee of such other person; and (e) the Investment Manager.

If you hereby agree with the foregoing, kindly so confirm by signing the enclosed counterpart of this letter in the space indicated for signature on behalf of the Adviser below.

                                            Very truly yours,

                                       [FUND ENTITY], for the [Fund]



                                       By____________________________

Agreed and Accepted:

INVESTMENT MANAGER



By:_______________________________
   []

                                  [Appendix B]

                                 [Fee Schedule]

                                                                    Appendix A-2
                                                                    ------------

                            ADMINISTRATION AGREEMENT
                            ------------------------

     THIS ADMINISTRATION AGREEMENT is made as of this ____ day of _________, 2001, by and between [Name of Fund Entity], a [Form of Organization] (the "Fund Entity"), and [name and form of organization and address of administrator] (the "Administrator").

     WHEREAS, the [Fund Entity] has been established for the purpose of the investment and reinvestment of its assets in certain types of securities and other permitted assets and is [recital regarding organization of [Fund Entity]]; and

     WHEREAS, the [Fund Entity] has entered into that certain Global Hub and Spoke(SM) Agreement dated [DATE] by and among the [Fund Entity], and the individuals named on the signature page thereof (the "Supervisors") (the "Global Hub and Spoke Agreement"); and

     WHEREAS, the [Fund Entity] has appointed the Supervisors, among other things, to monitor and oversee in a fiduciary capacity the arrangements that are the subject of the Global Hub and Spoke Agreement (collectively, such arrangements are referred to as the "Global Hub Portfolio") and acknowledges that the Supervisors, in their sole discretion, have entered or intend to enter into one or more other agreements substantively identical in all material respects to the Global Hub and Spoke Agreement with other collective investment entities or investors (such entities or investors together with the [Fund Entity] are hereinafter referred to as the "Spoke Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof; and

     WHEREAS, the [Fund Entity] desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to the [Fund Entity] and to the other Spoke Funds with respect to their assets invested through the Global Hub Portfolio, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the [Fund Entity] and the Administrator hereby agree as follows:

     ARTICLE 1. Retention of the Administrator. The [Fund Entity] hereby retains
                ------------------------------
the Administrator to act as administrator and to perform administrative services as set forth in Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

     The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the [Fund Entity] in any way and shall not be deemed an agent of the [Fund Entity].

     ARTICLE 2. Administrative Services Relating to the Global Hub Portfolio.
                ------------------------------------------------------------
The Administrator shall perform or supervise the performance by others of other administrative services with respect to the Fund's participation in the Global Hub Portfolio as set forth below. The Administrator shall provide the Supervisors and the [Fund Entity] with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

     The Administrator shall provide the [Fund Entity] with any information and support reasonably required for regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities for handling the Fund's participation in the Global Hub Portfolio, and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the [Governing Body] of the [Fund Entity] (the "Directors") or the Supervisors, the Administrator shall make reports to the Directors or Supervisors concerning the performance of its obligations hereunder.

     Without limiting the generality of the foregoing, the Administrator shall perform the following in accordance with the Global Hub and Spoke Agreement and such procedures or guidelines as the [Fund Entity] may communicate to the Administrator from time to time:

          (a) maintain and update a list of Spoke Funds participating in the Global Hub Portfolio;

          (b) calculate and record the value of the assets of the [Fund Entity] and of other Spoke Funds;

          (c) maintain such books and records in such form and in such place or places as is required of or desired by the [Fund Entity];

          (d) identify and record income, liabilities, appreciation and depreciation, gains and losses, any item or items thereof, any other adjustments, and assets in such amounts and format and at such times as the [Fund Entity] may direct;

          (e) receive corporate action notices from the Custodian and transmit such notices, and the number of such assets to which the notices relate, to the [Fund Entity];

          (f) take such actions as may be required for the winding up of the Global Hub Portfolio;

          (g) calculate performance data; and

          (h) perform all administrative services and functions with respect to the Global Hub Portfolio to the extent administrative services and functions are not provided pursuant to an investment management agreement, distribution agreement, custodian agreement, transfer agent agreement, fund accounting agreement, or other service arrangements.

     The Administrator shall perform such other services for the [Fund Entity] with respect to the [Fund Entity's] participation in the Global Hub Portfolio that are mutually agreed upon by the parties from time to time.

     ARTICLE 3. Allocation of Charges and Expenses.
                ----------------------------------

     (A) The Administrator. The Administrator shall furnish at its own expense
         -----------------
the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the [Fund Entity] retained by the Directors of the [Fund Entity] to perform services on behalf of the [Fund Entity].

     (B) The [Fund Entity]. The [Fund Entity] assumes and shall pay or cause to
         -----------------
be paid all other expenses of the [Fund Entity] relating to its participation in the Global Hub Portfolio not otherwise allocated herein, in accordance with the provisions of the Global Hub and Spoke Agreement.

     ARTICLE 4. Compensation of the Administrator.
                ---------------------------------

     (A) Administration Fee. For the services to be rendered, the facilities
         ------------------
furnished, and the expenses assumed by the Administrator pursuant to Article 2 of this Agreement, the [Fund Entity] shall pay to the Administrator compensation at annual rates specified in Schedule A attached hereto. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. The [Fund Entity] shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Supervisors' meetings.

     If this Agreement becomes effective after the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

     (B) Survival of Compensation Rights. All rights of compensation under this
         -------------------------------
Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     ARTICLE 5. Limitation of Liability of the Administrator.
                --------------------------------------------

     (A) The [Fund Entity] shall indemnify and hold the Administrator harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from:

          (1) any claim, demand, action or suit brought by any person other than the [Fund Entity], including by a shareholder that names the Administrator or its agent and/or the [Fund Entity] as a party and is not based on and does not result from the Administrator's willful misfeasance, bad faith or negligence or reckless disregard of duties of the Administrator or its agents, and arises out of or in connection with the performance hereunder;

          (2) any claim, demand, action or suit (except to the extent contributed to by the Administrator's willful misfeasance bad faith or negligence or reckless disregard of duties) that results from the negligence of the [Fund Entity], or from the Administrator's acting upon any instruction(s) reasonably believed by it to have been executed or communicated by any person duly authorized by the [Fund Entity], or as a result of the Administrator's acting in reliance upon advice reasonably believed by the Administrator or its agents to have been given by counsel for the [Fund Entity], or as a result of the Administrator's or its agents acting in reliance upon any instrument or certificate reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

     (B) The Administrator shall indemnify and hold the [Fund Entity] harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person other than the Administrator that names the [Fund Entity] and/or the Administrator as a party and is based upon and arises out of the Administrator's willful misfeasance, bad faith or negligence or reckless disregard of duties in connection with its performance hereunder.

     In the event that either party requests the other to indemnify or hold it harmless hereunder, the party requesting indemnification (the "Indemnified Party") shall inform the other party (the "Indemnifying Party") of the relevant facts known to the Indemnified Party concerning the matter in question. The Indemnified Party shall use reasonable care to identify and promptly to notify the Indemnifying Party concerning any matter that presents, or appears likely to present, a claim for indemnification. The Indemnifying Party shall have the election of defending the Indemnified Party against any claim that may be the subject of indemnification or of holding the Indemnified Party harmless hereunder. In the event the Indemnifying Party so elects, it will so notify the Indemnified Party and thereupon the Indemnifying Party shall take over the defense of the claim and, if so requested by the Indemnifying Party, the Indemnified Party shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnity or to being held harmless hereunder; provided, however, that nothing herein shall prevent the Indemnified Party from retaining counsel at its own expense to defend any claim. Except with the Indemnifying Party's prior written consent, the Indemnified Party shall in no event confess any claim or make any compromise in any matter in which the Indemnifying Party will be asked to indemnify or hold the Indemnified Party harmless hereunder.

     ARTICLE 6. Activities of the Administrator. The services of the
                -------------------------------
Administrator rendered to the [Fund Entity] are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and Shareholders of the [Fund Entity] are or may be or become interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the [Fund Entity], and that the Administrator may be or become interested in the [Fund Entity] as a Shareholder or otherwise.

     ARTICLE 7. Term of this Agreement. This Agreement shall become effective as
                ----------------------
of the date written above and shall remain in effect through _________, 2002 ("Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties, or (iii) for "cause," as defined below, upon the provision of sixty (60) days' written notice by the party alleging cause. Written notice of nonrenewal must be provided at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

     For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary proceeding under any applicable law of any jurisdiction relating to the bankruptcy, liquidation, or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any failure on the part of the [Fund Entity] to collect from the investment adviser any payment or reimbursement that is due and payable by the investment manager to the [Fund Entity] (including an amount due to the [Fund Entity] that directly or indirectly represents amounts payable to the Administrator in its capacity as fund administrator to the [Fund Entity]) within sixty (60) days following the due date; or (e) any failure on the part of the [Fund Entity] to pay an amount that is due and payable to the Administrator or any of its affiliates under any other agreement to which the [Fund Entity] is a party within sixty (60) days following the due date. For purposes of this definition of "cause," a material breach shall include, but not be limited to, any failure on the part of the [Fund Entity] to pay fees due and payable to the Administrator pursuant to Article 4 hereunder within sixty (60) days following the due date.

     Notwithstanding the foregoing, after such termination for so long as the Administrator, with the written consent of the [Fund Entity], in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due to the Administrator and unpaid by the [Fund Entity] upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Administrator shall be entitled to collect from the [Fund Entity], in addition to the compensation described in Schedule A, the amount of all of the Administrator's cash disbursements for services in connection with the Administrator's activities in effecting such termination, including without limitation, the delivery to the [Fund Entity] and/or its designees of the [Fund Entity's] property, records, instruments and documents.

     ARTICLE 8. Assignment. This Agreement shall not be assignable by either
                ----------
party without the written consent of the other party; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     ARTICLE 9. Amendments. This Agreement may be amended at any time by mutual
                ----------
agreement of the parties hereto. The [Fund Entity] agrees that it will amend this Agreement only with the consent or action of all Spoke Funds whose Account Balances in the aggregate equal more than 50% of the sum of all Account Balances.

     ARTICLE 10. Certain Records. The Administrator shall create and maintain
                 ---------------
all records relating to its activities and obligations under this Agreement in such manner as will meet the requirements of applicable law and regulation relevant to the [Fund Entity] and Global Hub Portfolio. All such records shall be the property of the [Fund Entity] and the Supervisors and, unless prohibited by applicable law, shall at all times during the regular business hours of the Administrator be reasonably open for inspection by duly authorized officers, employees or agents of the [Fund Entity], the Supervisors and their agents, and employees and agents of any applicable regulatory authority.

     In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the [Fund Entity] and the Supervisors and follow the instructions of the [Fund Entity] and Supervisors as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the [Fund Entity] has agreed to indemnify the Administrator against such liability.

     ARTICLE 11. Privacy. Nonpublic personal financial information relating to
                 -------
consumers or customers of the [Fund Entity] provided by, or at the direction of, the [Fund Entity] to the Administrator, or collected or retained by the Administrator to perform its duties as administrator of the [Fund Entity] shall be considered confidential information. The Administrator shall not give, sell or in any way transfer such confidential information to any person or entity except at the direction of the [Fund Entity] or as required or permitted by law. The Administrator shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the [Fund Entity].

     ARTICLE 12. Notice. Any notice required or permitted to be given by either
                 ------
party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address given below, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     The [Fund Entity]:




     The Administrator:




     ARTICLE 13. Governing Law. This Agreement shall be construed in accordance
                 -------------
with the laws of [name of jurisdiction]. If the Administrator enters into an administration agreement with any other Spoke Fund and such agreement is subject to the laws of another jurisdiction, then any higher or stricter standard imposed pursuant to such other agreement or jurisdiction on the Administrator with respect to its activities toward the other Spoke Fund also shall apply and be imposed by this Agreement with respect to the activities of the Administrator toward the [Fund Entity].

     ARTICLE 14. Multiple Originals. This Agreement may be executed in two or
                 ------------------
more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.







                                       [Fund Entity]________________________

                                       By:__________________________________

                                       Title:_______________________________

                                       The Administrator

                                       By:__________________________________

                                       Title:_______________________________

                                                                      Appendix B
                                                                      ----------

                               CUSTODIAN AGREEMENT

                                     Between

                                  [FUND ENTITY]

                                       and

                                   [CUSTODIAN]

                                TABLE OF CONTENTS


1.       Employment of Custodian and Property to be Held by It...............................................1

         1.1      Definitions................................................................................2

2.       Duties of the Custodian with Respect to Property of a Fund Not Held by a U.S.
         Sub-Custodian.......................................................................................3

         2.1      Holding Securities.........................................................................3
         2.2      Non-U.S. Securities Depositories...........................................................3
         2.3      Transactions in Non-U.S. Custody Account...................................................4
         2.4      Registration of Non-U.S. Assets............................................................7
         2.5      Bank Accounts..............................................................................7
         2.6      Collection of Income.......................................................................7
         2.7      Shareholder Rights.........................................................................7
         2.8      Communications Relating to Non-U.S. Assets.................................................7
         2.9      Liability of Non-U.S. Sub-Custodians.......................................................8
         2.10     Tax Law....................................................................................8
         2.11     Undertaking and Agreements of Custodian....................................................8
         2.12     Liability of Custodian....................................................................10
         2.13     Access of Independent Accountants.........................................................10
         2.14     Reports by Custodian......................................................................10
         2.15     Reimbursement for Advances................................................................10
         2.16     Segregation of Fund Assets................................................................11

3.       The Custodian as Non-U.S. Custody Manager..........................................................11

         3.1      Delegation to the Custodian as Non-U.S. Custody Manager...................................11
         3.2      Countries Covered.........................................................................11
         3.3      Scope of Delegated Responsibilities.......................................................12
         3.4      Standard of Care as Non-U.S. Custody Manager..............................................13
         3.5      Reporting Requirements....................................................................13
         3.6      Effective Date and Termination of the Custodian as Non-U.S. Custody Manager...............13

4.       Duties of the Custodian with Respect to Fund Assets Held in the United States......................14

         4.1      Appointment of the U.S. Sub-custodian.....................................................14
         4.2      Holding Securities........................................................................14
         4.3      Delivery of Securities....................................................................14


         4.4      Holding U.S. Assets.......................................................................16
         4.5      Bank Accounts.............................................................................16
         4.6      Availability of Federal Funds.............................................................17
         4.7      Collection of Income......................................................................17
         4.8      Payment of Monies.........................................................................17
         4.9      Liability for Payment in Advance of Receipt of Securities Purchased.......................18
         4.10     Appointment of Agents.....................................................................18
         4.11     Deposit of [Fund Entity] Assets in U.S. Securities Systems................................19
         4.12     Segregated Account........................................................................20
         4.13     Ownership Certificates for Tax Purposes...................................................20
         4.14     Proxies...................................................................................20
         4.15     Communications Relating to Fund Securities................................................21

5.       Payments for Sales or Repurchases or Redemptions of Shares of a Fund...............................21

6.       Proper Instructions................................................................................21

7.       Actions Permitted without Express Authority........................................................22

8.       Evidence of Authority..............................................................................22

9.       Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset
         Value and Net Income...............................................................................22

10.      Records............................................................................................22

11.      Opinion of Independent Accountant..................................................................23

12.      Reports by Independent Public Accountants..........................................................23

13.      Compensation of Custodian..........................................................................23

14.      Responsibility of Custodian........................................................................23

15.      Effective Period, Termination and Amendment........................................................25

16.      Successor Custodian................................................................................25

17.      Interpretive and Additional Provisions.............................................................25

18.      Representations and Warranties.....................................................................26

19.      Construction.......................................................................................26

20.      Privacy............................................................................................26

                               CUSTODIAN AGREEMENT
                               -------------------

This Agreement between [name and form of organization of fund entity] (the "[Fund Entity]"), and [name and form of organization of custodian] (the "Custodian"),

                                   WITNESSETH:

WHEREAS, [recital regarding organization of Fund Entity], as more fully described in its [organizational documents] (the "[Organizational Documents]"); and

WHEREAS, the [Fund Entity] has entered into a Global Hub and Spoke Agreement on behalf of each sub-fund of the [Fund Entity] listed on Schedule __ (each a "Fund") between the [Fund Entity] and the individuals named on the signature page thereof (the "Supervisors") (each such agreement is hereinafter referred to as a "Global Hub and Spoke Agreement") and has appointed the Supervisors, among other things, to monitor and oversee the arrangements that are the subject of a Global Hub and Spoke Agreement; and

WHEREAS, each Global Hub and Spoke Agreement acknowledges that the Supervisors have entered or intend to enter into one or more other agreements (each a "Parallel Global Hub and Spoke Agreement") substantively identical in all material respects to that Global Hub and Spoke Agreement with other collective investment entities or investors (such entities or investors together with a Fund are hereinafter collectively referred to as the "Spoke Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof; and

WHEREAS, each Global Hub and Spoke Agreement and each Parallel Global Hub and Spoke Agreement acknowledge that a Fund and the other Spoke Funds have entered into or intend to enter into arrangements for the investment management and custody of the assets of the Fund and the other Spoke Funds (each such arrangement and any other arrangements under a Global Hub and Spoke Agreement and any Parallel Global Hub and Spoke Agreements are hereinafter referred to as a "Global Hub Portfolio"); and

WHEREAS, the [Fund Entity] has determined in accordance with applicable law that it is appropriate to select the Custodian to serve as custodian for assets of each Fund, including assets held through each Global Hub Portfolio in accordance with the terms of the pertinent Global Hub and Spoke Agreement, as well as any assets outside such Global Hub Portfolio, and the Custodian is ready and willing to serve as such, subject to and in accordance with the provisions hereinafter set forth;

WHEREAS, the Supervisors have determined in accordance with applicable law that it is appropriate to select the Custodian to serve as custodian for assets of each Fund and any other Spoke Fund held through a Global Hub Portfolio in accordance with the terms of the pertinent Global Hub and Spoke Agreement and any Parallel Global Hub and Spoke Agreement, and the Custodian is ready and willing to serve as such, subject to and in accordance with the provisions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It.
     -----------------------------------------------------

     The [Fund Entity] hereby employs the Custodian as the custodian of the Fund Assets (as defined in Section 1.1), including securities which the [Fund Entity], on behalf of each Fund desires to be held in places outside the United States ("non-U.S. securities") and securities it desires to be held inside the United States ("U.S. securities") pursuant to the provisions of the [Fund Entity's] [Organizational Documents]. The [Fund Entity] on behalf of each Fund agrees to deliver to the Custodian all securities and cash of the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such shares of beneficial interest of the [Fund Entity] representing interests in the Fund ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by the [Fund Entity] and not delivered to the Custodian or a sub-custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Section 6), the Custodian shall on behalf of each Fund from time to time employ one or more sub-custodians. The Custodian may employ as sub-custodian for Non-U.S. Assets (as defined in Section 1.1) the non-U.S. banking institutions and non-U.S. securities depositories designated in Schedule A hereto in accordance with the provisions of this Agreement. For sub-custodians holding U.S. securities, the use of the sub-custodians must be in accordance with an applicable vote by the Supervisors [and of a governing body of the Fund Entity, if required under applicable law], and the Custodian shall have no more or less responsibility or liability to the [Fund Entity] on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

     1.1  Definitions.
          -----------

          Capitalized terms in this Agreement shall have the following meanings:

          "Non-U.S. Custody Manager" means any person to whom has been delegated authority of the Supervisors [and of a governing body of the Fund Entity] under applicable law relating to the selection of a Non-U.S. Sub-Custodian for Non-U.S. Assets, the determination that the contract with any such Non-U.S. Sub-Custodian meets applicable standards, and the monitoring of the custody arrangement with any such Non-U.S. Sub-Custodian.

          "Eligible Non-U.S. Custodian" means an entity that is incorporated or organized under the laws of a country other than the United States and that is (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; or (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company.

          "Eligible Securities Depository" means a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a Non-U.S. Securities Depository: (i) acts or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or a transnational system for the central handling of securities or equivalent book-entries; (ii) is regulated by a Non-U.S. Financial Regulatory Authority; (iii) holds assets for the Custodian or a Non-U.S. Sub-Custodian under safekeeping conditions no less favorable than those that apply to other participants; (iv) maintains records that identify the assets of each participant and segregate the system's own assets from those of participants; (v) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfers to or from any participant's account; and (vi) is subject to periodic examination by regulatory authorities or independent accountants.

          "Fund Assets" means any securities, cash or other assets of a Fund, including any assets held directly by or on behalf of the Fund and any assets in the respective Hub Portfolio attributable to the account of the Fund.

          "Investment Manager" means any entity with which the [Fund Entity] and any other Spoke Fund have entered into or may enter into agreements for the investment management of Fund Assets and the assets of any other Spoke Fund participating in the same Global Hub Portfolio.

          "Non-U.S. Assets" means any Fund Assets (including currencies) for which the primary market is outside of the United States and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments.

          "Non-U.S. Financial Regulatory Authority" means any (i) non-U.S. securities authority, (ii) other governmental body or equivalent of a self-regulatory organization empowered by a non-U.S. government to administer its laws relating to the regulation of fiduciaries, trusts, commercial lending, insurance, trading in contracts of sale of a commodity for future delivery, or other instruments traded on or subject to the rules of a contract market, board of trade or non-U.S. equivalent, or other financial activities, or (iii) membership organization a function of which is to regulate the participation of its members in the activities listed above.

          "Non-U.S. Securities Depository" means a non-U.S. securities depository that is an Eligible Securities Depository.

          "Non-U.S. Sub-Custodian" means any sub-custodian for Non-U.S. Assets selected by the Custodian acting as Non-U.S. Custody Manager or selected pursuant to determinations by the Supervisors [and of any governing body of the Fund Entity required to make such determination under applicable law] that is (i) an Eligible Non-U.S. Custodian or
          (ii) a non-U.S. branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the U.S. Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act.

2.   Duties of the Custodian with Respect to Property of a Fund Not Held by a
     ------------------------------------------------------------------------
     U.S. Sub-Custodian.
     ------------------

     2.1  Holding Securities.
          ------------------

          Non-U.S. Assets shall be held by the Custodian in the name of the Custodian or the name of the Custodian's nominee, or it shall be arranged by the Custodian for such Non-U.S. Assets to be held to the order of the Custodian by one or more Non-U.S. Sub-Custodians in the names of such Non-U.S. Sub-Custodians or the names of such Non-U.S. Sub-Custodians' nominees.

     2.2  Non-U.S. Securities Depositories.
          --------------------------------

          Unless instructed otherwise by the [Fund Entity], the Custodian may deposit and/or maintain Non-U.S. Assets in a Non-U.S. Securities Depository. An instruction from the [Fund Entity] or the Investment Manager to open an account in a given country shall constitute authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of a Fund to invest in such country.

          2.2.1 Risk Analysis and Monitoring
                ----------------------------

                Before the placement of any Non-U.S. Assets with a Non-U.S. Securities Depository, the Custodian: (a) shall provide to the Investment Manager an assessment of the custody risks associated with maintaining assets within such Non-U.S. Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Non-U.S. Securities Depository on a continuing basis and to promptly notify the [Fund Entity] or the Investment Manager of any material changes in such risk. The risk assessment shall be provided to the [Fund Entity] or the Investment Manager by such means as the Custodian shall reasonably establish. Advice of material change in such assessment may be provided by the Custodian in the manner established as customary between the [Fund Entity] or the Investment Manager and the Custodian for transmission of material market information.

          2.2.2 Exercise of Care
                ----------------

                In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Non-U.S. Sub-Custodian that is a participant in such Non-U.S. Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Non-U.S. Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to a Non-U.S. Securities Depository may be limited under most circumstances. The Custodian shall not be responsible for errors or omissions in its duties relating to a Non-U.S. Securities Depository provided that it has performed its monitoring and assessment duties with reasonable care.

     2.3  Transactions in Non-U.S. Custody Account.
          ----------------------------------------

          2.3.1 Delivery of Non-U.S. Assets.
                ---------------------------

                The Custodian or a Non-U.S. Sub-Custodian shall release and deliver Non-U.S. Assets held by the Custodian or such Non-U.S. Sub-Custodian, or in a Non-U.S. Securities Depository, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                (i) upon the sale of such Non-U.S. Assets in accordance with commercially reasonable market practice in the country where such non-U.S. securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Non-U.S. Securities Depository, in accordance with the rules governing the operation of the Non-U.S. Securities Depository.

               (ii) in connection with any repurchase agreement related to the Non-U.S. Assets;

               (iii) to the depository agent in connection with tender or other similar offers for Non-U.S. Assets;

               (iv) to the issuer thereof or its agent when such Non-U.S. Assets are called, redeemed, retired or otherwise become payable;

               (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Non-U.S. Sub-Custodian or of any nominee of the Custodian or such Non-U.S. Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

               (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Non-U.S. Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such assets prior to receiving payment for such assets except as may arise from the Non-U.S. Sub-Custodian's own negligence or willful misconduct;

               (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such assets, or pursuant to provisions for conversion contained in such assets, or pursuant to any deposit agreement;

               (viii) in the case of warrants, rights or similar Non-U.S.
                      Assets, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

               (ix) for delivery as security in connection with any borrowing by a Fund requiring a pledge of assets by the Fund;

               (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

               (xi)   in connection with the lending of Non-U.S. Assets; and

               (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the Non-U.S. Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such assets shall be made.

          2.3.2 Payment of Fund Monies.
                ----------------------

                Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Non-U.S. Sub-Custodian or the respective Non-U.S. Securities Depository to pay out, monies of a Fund in the following cases only:

                (i) upon the purchase of Non-U.S. Assets, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such Non-U.S. Assets; or (B) in the case of a purchase effected through a Non-U.S. Securities Depository, in accordance with the rules governing the operation of such Non-U.S. Securities Depository;

                (ii) in connection with the conversion, exchange or surrender of Non-U.S. Assets;

                (iii) for the payment of any expense or liability of a Fund, including but not limited to the following payments: interest, taxes, investment management fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

                (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for a Fund, including transactions executed with or through the Custodian or a Non-U.S. Sub-Custodian;

                (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                (vi) for payment of part or all of the dividends received in respect of securities sold short;

                (vii) in connection with the borrowing or lending of Non-U.S. Assets; and

                (viii) for any other proper purpose, but only upon receipt of
                       Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

          2.3.3 Market Conditions.
                -----------------

                Notwithstanding any provision of this Agreement to the contrary, settlement and payment Non-U.S. Assets received for the account of a Fund and delivery of Non-U.S. Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Non-U.S. Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Non-U.S. Assets from such purchaser or dealer.

     2.4  Registration of Non-U.S. Assets.
          -------------------------------

          Non-U.S. Assets maintained in the custody of a Non-U.S. Sub-Custodian (other than bearer securities) shall be registered in the name of the Custodian or of a Non-U.S. Sub-Custodian or of any nominee of the foregoing. The Custodian or a Non-U.S. Sub-Custodian shall not be obligated to accept such Non-U.S. Assets under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     2.5  Bank Accounts.
          -------------

          The Custodian shall identify on its books to the account of each Fund cash deposited with the Custodian. When the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Fund with a Non-U.S. Sub-Custodian shall be subject only to draft or order by the Custodian or such Non-U.S. Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.

     2.6  Collection of Income.
          --------------------

          The Custodian shall use reasonable care to collect all income and other payments with regard to Non-U.S. Assets held hereunder to which a Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the [Fund Entity] and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     2.7  Shareholder Rights.
          ------------------

          With respect to Non-U.S. Assets held pursuant to this Agreement, the Custodian will use reasonable care to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where the securities are issued. The [Fund Entity] acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the [Fund Entity] to exercise shareholder rights.

     2.8  Communications Relating to Non-U.S. Assets.
          ------------------------------------------

          The Custodian shall transmit promptly to the [Fund Entity], by such means as the [Fund Entity] may direct the Custodian to use, written information (including, without limitation, pendency of calls and maturities of non-U.S. securities and expirations of rights in connection therewith) received by the Custodian or a Non-U.S. Sub-Custodian from issuers of Non-U.S. Assets and seek the instructions of the [Fund Entity] with regard to such Non-U.S. Assets. With respect to tender or exchange offers, the Custodian shall transmit promptly to the [Fund Entity], by such means as the [Fund Entity] may direct the Custodian to use, written information so received by the Custodian from issuers of the Non-U.S. Assets whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer and seek the instructions of the [Fund Entity] with regard to such Non-U.S. Assets. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with Non-U.S. Assets held by it unless (i) the Custodian or the respective Non-U.S. Sub-Custodian is in actual possession of such Non-U.S. Assets or property and (ii) the Custodian received Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     2.9  Liability of Non-U.S. Sub-Custodians.
          ------------------------------------

          Each agreement pursuant to which the Custodian employs a Non-U.S. Sub-Custodian shall, to the extent possible, require the Non-U.S. Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Non-U.S. Sub-Custodian's performance of such obligations. At the [Fund Entity's] election, a Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Non-U.S. Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     2.10 Tax Law.
          -------

          The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the [Fund Entity], a Fund or the Custodian as custodian of a Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the [Fund Entity] to notify the Custodian of the obligations imposed on the [Fund Entity] with respect to the Fund or the Custodian as custodian of a Fund by the tax law of countries other than those mentioned in the above sentence, including the responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the [Fund Entity] with respect to any claim for exemption or refund under the tax law of countries for which the [Fund Entity] has provided such information.

     2.11 Undertaking and Agreements of Custodian.
          ---------------------------------------

          Custodian hereby undertakes that, so long as any Fund Assets are held under this Agreement.

          2.11.1 Insurance.
                 ---------

                 Custodian shall maintain adequate insurance in support of the indemnification provided for in Section 14 of this Agreement and otherwise covering any loss of Property. Custodian shall provide the Supervisors [and governing body of the Fund Entity] with evidence of such insurance coverage on the date of this Agreement and thereafter upon request by the Supervisors or governing body of the Fund Entity]. Such insurance coverage will not be reduced without ninety (90) days' prior written notice by Custodian.

          2.11.2 Charges; Liens.
                 --------------

                 Fund Assets shall not be subject to any right, charge, security interest, line or claim of any kind in favor of Custodian, any Sub-Custodian, any Non-U.S. Securities Depository or any creditor of any of them, except a claim of payment for the safe custody and administration of Fund Assets or, in the case of cash deposits, lines or rights in favor of creditors of Custodian arising under bankruptcy, insolvency, or similar laws. Custodian shall not loan, hypothecate, pledge or otherwise encumber any Fund Asset absent written instructions by the [Fund Entity].

          2.11.3 Transferability.
                 ---------------

                 Beneficial ownership of Fund Assets shall be freely transferable without the payment of money or value other than for safe keeping or administration.

          2.11.4 Records.
                 -------

                 Adequate records will be maintained by Custodian identifying Fund Assets as belonging to Custodian as custodian or trustee for its customers, or such subaccount as Custodian may have designated. Such records shall include: (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities (including certificate numbers, if any), and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) securities in transfer, (B) securities in physical possession, (C) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued;
                 (iii) cancelled checks and bank records related thereto; and
                 (iv) such other books and records as the [Fund Entity] shall reasonably request.

          2.11.5 Reports.
                 -------

                 Custodian shall supply to the [Fund Entity] at least monthly a written statement that (i) lists all Fund Assets maintained with Custodian, (ii) identifies, to the extent available, the entity having physical possession of such Fund Assets; and
                 (iii) details all transactions involving Fund Assets maintained with the Custodian, including all transfers to or from any account of the [Fund Entity] or any account with a sub-custodian, Non-U.S. Securities Depository or U.S. Securities System held for the benefit of Custodian. Such reports shall also include any other information that the [Fund Entity] shall reasonably request.

          2.11.6 Notice of Changes.
                 -----------------

                 Custodian shall notify the [Fund Entity] immediately in writing if (i) Custodian receives notice of any claim against Fund Assets other than a claim for payment of safe custody or administration permitted by this Agreement; (ii) Custodian shall otherwise fail to comply with any of the provisions of this Subsection, or (iii) any of the representations and warranties in Section 18 shall cease to be true and correct.

     2.12 Liability of Custodian.
          ----------------------

          The Custodian shall be liable for the acts or omissions of each sub-custodian, depository or securities system to the same extent as set forth with respect to sub-custodians, depositories or securities systems generally in this Agreement, and, regardless of whether Fund Assets are maintained in the custody of a Non-U.S. Sub-Custodian or a Non-U.S. Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss when the Sub-Custodian has otherwise acted with reasonable care.

     2.13 Access of Independent Accountants.
          ---------------------------------

          Upon request of the Supervisors [or governing body of the Fund Entity], the Custodian will use its best efforts to arrange for independent accountants of the [Fund Entity] or of the Global Hub Portfolio to be afforded access to the books and records of any Non-U.S. Sub-Custodian insofar as such books and records relate to the performance of Non-U.S. Sub-Custodian under its agreement relating to custody of Fund Assets.

     2.14 Reports by Custodian.
          --------------------

          The Custodian will supply to the [Fund Entity] from time to time, as mutually agreed upon, statements in respect of the Fund Assets held by Non-U.S. Sub-Custodians, including but not limited to an identification of entities having possession of Fund Assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a non-U.S. banking institution for the Custodian on behalf of a Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

     2.15 Reimbursement for Advances.
          --------------------------

          If the [Fund Entity] requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of a Fund shall be security therefor to the extent permitted under Section 14 and should the [Fund Entity] fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of pledged Fund Assets to the extent necessary to obtain reimbursement.

     2.16 Segregation of Fund Assets.
          --------------------------

          Upon receipt of Proper Instructions from the Investment Manager, the Custodian shall segregate Fund Assets, including assets maintained with a Non-U.S. Sub-Custodian or a Non-U.S. Securities Depository, (i) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (ii) for the purposes of compliance by a Fund with any procedures relating to the maintenance of segregated accounts by investment companies and (iii) for other proper corporate purposes, but only, in the case of clause (iii), upon receipt of, in addition to Proper Instructions from the Investment Manager, certified copies of resolutions of the Supervisors [and of a governing body of the Fund Entity], setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

3.   The Custodian as Non-U.S. Custody Manager.
     -----------------------------------------

     3.1  Delegation to the Custodian as Non-U.S. Custody Manager.
          -------------------------------------------------------

          The [Fund Entity], in accordance with actions and determinations by the Supervisors [and a governing body of the Fund Entity], hereby delegates to the Custodian the responsibilities set forth in this
          Section 3 with respect to Non-U.S. Assets held outside the United States, and the Custodian hereby accepts such delegation, as Non-U.S. Custody Manager.

     3.2  Countries Covered.
          -----------------

          The Non-U.S. Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the [Fund Entity] with the agreement of the Non-U.S. Custody Manager. The Non-U.S. Custody Manager shall list on Schedule A the Non-U.S. Sub-Custodians selected by the Non-U.S. Custody Manager to maintain Fund Assets, which list of Non-U.S. Sub-Custodians may be amended from time to time in the sole discretion of the Non-U.S. Custody Manager. The Non-U.S. Custody Manager will provide amended versions of Schedule A in accordance with Section 3.5.

          Upon the receipt by the Non-U.S. Custody Manager of Proper Instructions to open an account or to place or maintain Non-U.S. Assets in a country listed on Schedule A, and the fulfillment by the [Fund Entity] on behalf of a Fund of applicable account opening requirements for such country, the Non-U.S. Custody Manager shall be deemed to have been delegated responsibility as Non-U.S. Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the [Fund Entity] shall be deemed to be a Proper Instruction to open an account, or to place Non-U.S. Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Non-U.S. Custody Manager to close an account of a Fund with the Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager in a designated country, the delegation on behalf of such Fund to the Custodian as Non-U.S. Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Non-U.S. Custody Manager with respect to that country.

          The Non-U.S. Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the [Fund Entity]. Sixty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the [Fund Entity], the Custodian shall have no further responsibility as Non-U.S. Custody Manager with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.3  Scope of Delegated Responsibilities.
          -----------------------------------

          3.3.1 Selection of Non-U.S. Sub-Custodians.
                ------------------------------------

                Subject to the provisions of this Section 3, the Non-U.S. Custody Manager may place and maintain Non-U.S. Assets in the care of a Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager in each country listed on Schedule A, as amended from time to time.

                In performing its responsibilities as Non-U.S. Custody Manager to place or maintain Non-U.S. Assets with a Non-U.S. Sub-Custodian, the Non-U.S. Custody Manager shall determine that the Non-U.S. Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Non-U.S. Assets will be held by that Non-U.S. Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation (i) the Non-U.S. Sub-Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities, the method of keeping custodian records, and the security and data protection practices; (ii) whether the Non-U.S. Sub-Custodian has the requisite financial strength to provide reasonable care for the Non-U.S. Assets; (iii) the Non-U.S. Sub-Custodian's general reputation and standing; and (iv) whether the [Fund Entity] will have jurisdiction over and be able to enforce judgments against the Non-U.S. Sub-Custodian, such as by virtue of the location of the offices of the Non-U.S. Sub-Custodian or the Non-U.S. Sub-Custodian's consent to service of process.

          3.3.2 Contracts with Non-U.S. Sub-Custodians.
                --------------------------------------

                The Non-U.S. Custody Manager shall determine that the contract governing the custody arrangements with each Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager will provide reasonable care for Fund Assets based on the criteria specified in the preceding section and will contain the following provisions (or other provisions that the Non-U.S. Custody Manager finds will provide the same or a greater level of care and protection): (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that each Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Non-U.S. Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Non-U.S. Sub-Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Non-U.S. Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Non-U.S. Assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the Non-U.S. Assets as belonging to a Fund or as being held by a third party for the benefit of a Fund; (v) that independent public accountants of the [Fund Entity] and the Global Hub Portfolio will be given access to those records or confirmation of the contents of those records; and (vi) that the [Fund Entity] will receive periodic reports with respect to the safekeeping of the Non-U.S. Assets, including, but not limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of a Fund.

          3.3.3 Monitoring.
                ----------

                In each case in which Non-U.S. Assets are maintained with a Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager, the Non-U.S. Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Non-U.S. Assets with such Non-U.S. Sub-Custodian and (ii) the contract governing the custody arrangements established by the Non-U.S. Custody Manager with the Non-U.S. Sub-Custodian. In the event the Non-U.S. Custody Manager determines that the custody arrangements with a Non-U.S. Sub-Custodian it has selected are no longer appropriate, the Non-U.S. Custody Manager shall notify the Supervisors [and governing body of the Fund Entity] in accordance with Section 3.5.

     3.4  Standard of Care as Non-U.S. Custody Manager.
          --------------------------------------------

          In performing the responsibilities delegated to it, the Non-U.S. Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of investment companies.

     3.5  Reporting Requirements.
          ----------------------

          The Non-U.S. Custody Manager shall report the withdrawal of Non-U.S. Assets from a Non-U.S. Sub-Custodian and the placement of such Non-U.S. Assets with another Non-U.S. Sub-Custodian by providing to the Supervisors [and governing body of the Fund Entity] amended Schedule A no later than the end of the calendar quarter in which an amendment to the Schedule has occurred. The Non-U.S. Custody Manager shall make written reports notifying the Supervisors [and governing body of the Fund Entity] of any other material change in the custody arrangements for Non-U.S. Assets described in this Section 3 promptly after the occurrence of the material change.

     3.6  Effective Date and Termination of the Custodian as Non-U.S. Custody
          -------------------------------------------------------------------
          Manager.
          -------

          The delegation to the Custodian as Non-U.S. Custody Manager of Non-U.S. Assets shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty days after receipt by the non-terminating party of such notice.

4.   Duties of the Custodian with Respect to Fund Assets Held in the United
     ----------------------------------------------------------------------
     States.
     ------

     4.1  Appointment of the U.S. Sub-custodian.
          -------------------------------------

          Subject to the provisions of this Section 4, the Custodian may place and maintain U.S. securities and other Fund Assets the primary market for which is inside the United States in the care of a U.S. Sub-Custodian selected by the Custodian. The Custodian shall report the placement of assets with, or removal of assets from, a U.S. Sub-Custodian by providing to the Supervisors [and governing body of the Fund entity] amended Schedule B no later than the end of the calendar quarter in which an amendment to that Schedule has occurred. Except as specifically provided in this Section 4, the Custodian shall have the same responsibilities and rights with respect to the appointment of a U.S. Sub-Custodian and with respect to Fund Asset maintained with a U.S. Sub-Custodian as are provided in Section 2 with respect to Non-U.S. Assets and Non-U.S. Sub-Custodians.

     4.2  Holding Securities.
          ------------------

          The U.S. Sub-Custodian shall hold and physically segregate for the account of each Fund all non-cash property, to be held by it in the United States including all Fund Assets that are U.S. securities or other assets ("U.S. Assets"), other than securities which are maintained pursuant to Section 4.11 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (collectively referred to herein as a "U.S. Securities System").

     4.3  Delivery of Securities.
          ----------------------

          The U.S. Sub-Custodian shall release and deliver U.S. Assets held by the U.S. Sub-Custodian or in a U.S. Securities System account of the U.S. Sub-Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

          2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the [Fund Entity] on behalf of a Fund;

          3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 4.11;

          4) To the depository agent in connection with tender or other similar offers for U.S. Assets;

          5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the U.S. Sub-Custodian;

          6) To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the U.S. Sub-Custodian or into the name or nominee name of any agent appointed pursuant to Section 4.10 or into the name or nominee name of any sub-custodian appointed pursuant to

               Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case,
                                               --------
               the new securities are to be delivered to the U.S. Sub-Custodian;

          7) Upon the sale of such securities, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the U.S. Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the U.S. Sub-Custodian's own negligence or willful misconduct;

          8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the U.S. Sub-Custodian;

          9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the U.S. Sub-Custodian;

          10) For delivery in connection with any loans of securities made by the [Fund Entity] on behalf of a Fund, but only against receipt
                                                      --- ----
               of adequate collateral as agreed upon from time to time by the U.S. Sub-Custodian and the [Fund Entity] on behalf of the Fund, which may be in the form of cash or obligations issued by the U.S. Government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the U.S. Sub-Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the U.S. Sub-Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to receipt of such collateral;

          11) For delivery as security in connection with any borrowings by the [Fund Entity] on behalf of a Fund requiring a pledge of assets by the [Fund Entity] on behalf of the Fund, but only against receipt
                                                        --- ----
               of amounts borrowed;

          12) For delivery in accordance with the provisions of any agreement among the [Fund Entity] on behalf of a Fund, the U.S. Sub-Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the [Fund Entity] on behalf of such Fund;

          13) For delivery in accordance with the provisions of any agreement among the [Fund Entity] on behalf of a Fund, the U.S. Sub-Custodian, and a Futures

               Commission Merchant registered under the U.S. Commodity Exchange Act, relating to compliance with the rules of the U.S. Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the [Fund Entity] on behalf of such Fund;

          14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund and upon receipt of a certified copy of the approval by the Supervisors of such action, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus of the [Fund Entity] related to that Fund ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

          15)  For any other proper corporate purpose, but only upon receipt of,
                                                       --- ----
               in addition to Proper Instructions from the [Fund Entity] on behalf of a Fund, certified copies of resolutions of the Supervisors [and governing body of the Fund Entity], specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     Payment for securities may be received in the form of cash, certified check, bank cashier's check, bank credit, bank wire transfer, credit to the account of the U.S. Sub-Custodian with a clearing corporation of a national securities exchange of which the U.S. Sub-Custodian is a member, or credit to the account of the U.S. Sub-Custodian with a U.S. Securities System.

     4.4  Holding U.S. Assets.
          -------------------

          U.S. Assets held by the U.S. Sub-Custodian (other than bearer securities) shall be held by the U.S. Sub-Custodian in the name of the Custodian, in the name of the U.S. Sub-Custodian or in the name of the U.S. Sub-Custodian's nominee, or it shall be arranged by the U.S. Sub-Custodian for such U.S. Assets to be held to the order of the Custodian or the U.S. Sub-Custodian by one or more sub-custodians in the names of such sub-custodians or such sub-custodians' nominees. All U.S. Assets accepted by the U.S. Sub-Custodian under the terms of this Agreement shall be in "street name" or other good delivery form.

     4.5  Bank Accounts.
          -------------

          The U.S. Sub-Custodian shall identify on its books to the account of each Fund cash deposited with the U.S. Sub-Custodian as Fund Assets , subject only to draft or order by the U.S. Sub-Custodian acting pursuant to the terms of this Agreement, and shall so identify, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the U.S. Investment Company Act of 1940. Funds held by the U.S. Sub-Custodian for a Fund may be deposited by it to its credit as U.S. Sub-Custodian in the banking department of the U.S. Sub-Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank
                                       --------
          or trust company shall be qualified to act as a custodian under the
          U.S. Investment

          Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by votes of majorities of the Supervisors [and governing body of the Fund Entity]. Such funds shall be deposited by the U.S. Sub-Custodian in its capacity as U.S. Sub-Custodian and shall be withdrawable by the U.S. Sub-Custodian only in that capacity.

     4.6  Availability of Federal Funds.
          -----------------------------

          Upon mutual agreement between the [Fund Entity] on behalf of a Fund and the U.S. Sub-Custodian, the U.S. Sub-Custodian shall, upon the receipt of Proper Instructions from the [Fund Entity] on behalf of a Fund, make federal funds available to the Fund as of specified times agreed upon from time to time by the [Fund Entity] and the U.S. Sub-Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

     4.7  Collection of Income.
          --------------------

          The U.S. Sub-Custodian shall collect on a timely basis all income and other payments with respect to registered U.S. securities held hereunder to which a Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer U.S. securities if, on the date of payment by the issuer, such securities are held by the U.S. Sub-Custodian or its agent and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the U.S. Sub-Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due to a Fund on securities loaned pursuant to the provisions of Section 4.3 shall be the responsibility of the [Fund Entity] and the U.S. Sub-Custodian will have no duty or responsibility in connection therewith, other than to provide the [Fund Entity] with such information or data as may be necessary to assist the [Fund Entity] in arranging for the timely delivery to the U.S. Sub-Custodian of the income to which the Fund is properly entitled.

     4.8  Payment of Monies.
          -----------------

          Upon receipt of Proper Instructions from the [Fund Entity] on behalf of a Fund, which may be continuing instructions when deemed appropriate by the parties, the U.S. Sub-Custodian shall pay out monies of the Fund in the following cases only:

          1) Upon the purchase of U.S. securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the U.S. Sub-Custodian (or any bank, banking firm or trust company which is qualified under the U.S. Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the U.S. Sub-Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the U.S. Sub-Custodian referred to in Section 4.4 or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 4.11; (c) in the case of repurchase agreements entered into between the [Fund Entity] on behalf of the Fund and the U.S. Sub-

               Custodian, or another bank, or a broker-dealer which is a member of the NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the U.S. Sub-Custodian's account at the U.S. Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the Fund of securities owned by the U.S. Sub-Custodian along with written evidence of the agreement by the U.S. Sub-Custodian to repurchase such securities from the Fund; or (d) for transfer to a time deposit account of the [Fund Entity] in any bank, whether U.S. or non-U.S.; such transfer for a time deposit may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the [Fund Entity] as defined in Section 6;

          2) In connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Section 4.3;

          3) For the redemption or repurchase of Shares issued by the [Fund Entity] as set forth in Section 5;

          4) For the payment of any expense or liability incurred for the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

          5) For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the [Fund Entity] ;

          6) For payment of the amount of dividends received in respect of securities sold short;

          7)   For any other proper purpose, but only upon receipt of, in
                                             --- ----
               addition to Proper Instructions, certified copies of resolutions of the Supervisors [and governing body of the Fund entity], specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     4.9  Liability for Payment in Advance of Receipt of Securities Purchased.
          -------------------------------------------------------------------

          Except as specifically stated otherwise in this Agreement, in any and every case in which payment for purchase of U.S. securities for the account of a Fund is made by the U.S. Sub-Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the [Fund Entity] on behalf of the Fund to so pay in advance, the U.S. Sub-Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the U.S. Sub-Custodian.

     4.10 Appointment of Agents.
          ---------------------

          The U.S. Sub-Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the

          U.S. Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this
          Section 4 as the U.S. Sub-Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve
          --------
          the U.S. Sub-Custodian of its responsibilities or liabilities hereunder.

     4.11 Deposit of [Fund Entity] Assets in U.S. Securities Systems.
          ----------------------------------------------------------

          The U.S. Sub-Custodian may deposit and/or maintain securities owned by a Fund in a clearing agency registered with the U.S. Securities and Exchange Commission under Section 17A of the U.S. Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "U.S. Securities System") in accordance with applicable U.S. Federal Reserve Board and U.S. Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

          1) The U.S. Sub-Custodian may keep securities of a Fund in a U.S. Securities System provided that such securities are represented in an account ("Account") of the U.S. Sub-Custodian in the U.S. Securities System which shall not include any assets of the U.S. Sub-Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          2) The records of the U.S. Sub-Custodian with respect to securities of each Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

          3) The U.S. Sub-Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the U.S. Sub-Custodian to reflect such payment and transfer for the account of the Fund. The U.S. Sub-Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the U.S. Sub-Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the [Fund Entity] by the U.S. Sub-Custodian and be provided to the [Fund Entity] at its request. Upon request, the U.S. Sub-Custodian shall furnish the [Fund Entity] on behalf of a Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the [Fund Entity] on behalf of the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund.

          4) The U.S. Sub-Custodian shall provide the [Fund Entity] with any report obtained by the U.S. Sub-Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

          5) The U.S. Sub-Custodian shall have received from the [Fund Entity] on behalf of a Fund any certificate required by Section 15;

          6) Anything to the contrary in this Agreement notwithstanding, the U.S. Sub-Custodian shall be liable to the [Fund Entity] for the benefit of each Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the U.S. Sub-Custodian or any of its agents or of any of its or their employees or from failure of the U.S. Sub-Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the [Fund Entity], it shall be entitled to be subrogated to the rights of the U.S. Sub-Custodian with respect to any claim against the U.S. Securities System or any other person which the U.S. Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     4.12 Segregated Account.
          ------------------

          The U.S. Sub-Custodian shall upon receipt of Proper Instructions from the [Fund Entity] on behalf of a Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the U.S. Sub-Custodian pursuant to Section 4.11, (i) in accordance with the provisions of any agreement among the [Fund Entity] on behalf of the Fund, the U.S. Sub-Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the U.S. Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the U.S. Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for the Fund, (ii) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written for the Fund or commodity futures contracts or options thereon purchased or sold for the Fund, (iii) for the purposes of compliance by the Fund with any procedures relating to the maintenance of segregated accounts by investment companies and (iv) for other proper corporate purposes, but
                                                                             ---
          only, in the case of clause (iv), upon receipt of, in addition to
          ----
          Proper Instructions from the [Fund Entity] on behalf of the Fund, certified copies of resolutions of the Supervisors [and governing body of the Fund Entity], setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     4.13 Ownership Certificates for Tax Purposes.
          ---------------------------------------

          The U.S. Sub-Custodian shall execute ownership and other certificates and affidavits for tax purposes in connection with receipt of income or other payments with respect to U.S. Assets held by it and in connection with transfers of securities.

     4.14 Proxies.
          -------

          The U.S. Sub-Custodian shall, with respect to the U.S. Assets held hereunder, cause to be promptly executed by the registered holder of such securities, if the assets are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the [Fund Entity] such proxies, all proxy soliciting materials and all notices relating to such securities and all similar materials received by the U.S. Sub-Custodian from sub-custodians.

     4.15 Communications Relating to Fund Securities.
          ------------------------------------------

          Subject to the provisions of Section 4.4, the U.S. Sub-Custodian shall transmit promptly to the [Fund Entity] for each Fund all written information (including, without limitation, pendency of calls and maturities of U.S. and non-U.S. securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the [Fund Entity] on behalf of a Fund and the maturity of futures contracts purchased or sold for the Fund) received by the U.S. Sub-Custodian from issuers of the securities being held for the Fund or from a sub-custodian. With respect to tender or exchange offers, the U.S. Sub-Custodian shall transmit promptly to the [Fund Entity] all written information received by the U.S. Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer or from a sub-custodian. If the [Fund Entity] desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the [Fund Entity] shall notify the U.S. Sub-Custodian at least three business days prior to the date on which the U.S. Sub-Custodian is to take such action.

5.   Payments for Sales or Repurchases or Redemptions of Shares of a Fund.
     --------------------------------------------------------------------

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the [Fund Entity] and deposit into the account of each Fund such payments as are received for Shares of the Fund issued or sold from time to time by the [Fund Entity]. The Custodian will provide timely notification to the [Fund Entity] on behalf of each Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

     From such funds as may be available for the purpose but subject to the limitations of the [Fund Entity's] [Organizational Documents] and any applicable actions of [representatives of the Fund Entity] pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of proper instructions from the Transfer Agent to wire funds to or through a bank designated by the redeeming shareholders.

6.   Proper Instructions.
     -------------------

     Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons designated as authorized to give such instructions with respect to a Fund and/or the Global Hub Portfolio pursuant to such resolutions as adopted from time to time by the Supervisors [and governing body of the Fund Entity], as well as, to the extent agreed in writing by the parties, instructions sent by telex or telefacsimile. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. To the extent agreed in writing by the parties, oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The [Fund Entity] shall cause all oral instructions to be promptly confirmed in writing or by tested telex or tested telefacsimile. Upon receipt of an appropriate certificate as to authorizations by the Supervisors [or governing body of the Fund Entity] accompanied by a detailed description of procedures approved by the Supervisors [or governing body of the Fund Entity], Proper Instructions may include communications effected by electronic means provided that the Supervisors, [governing body of the Fund Entity] and the Custodian are satisfied that such procedures afford adequate safeguards for Fund Assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with
     Section 2.16 or 4.12.

7.   Actions Permitted without Express Authority.
     -------------------------------------------

     The Custodian may in its discretion, without express authority from the [Fund Entity] on behalf of a Fund:

     1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to
                     --------
          the [Fund Entity] on behalf of the Fund;

     2) Surrender securities in temporary form for securities in definitive form;

     3) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Fund Assets except as otherwise directed by the Supervisors [and governing body of the Fund Entity].

8.   Evidence of Authority.
     ---------------------

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the [Fund Entity] . The Custodian may receive and accept certified copies of votes of the Supervisors [and governing body of the Fund Entity] as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the [Fund Entity or its governing body] pursuant to the [Fund Entity's] [Organizational Documents] as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.   Duties of Custodian with Respect to the Books of Account and Calculation of
     ---------------------------------------------------------------------------
     Net Asset Value and Net Income.
     ------------------------------

     The Custodian shall cooperate with and supply necessary information to any other entity or entities appointed by [the Fund Entity] or the Supervisors to keep the books of account necessary for the operation of a Fund or its respective Global Hub Portfolio, and/or compute the net asset value per share of the outstanding shares of the Fund or the net asset value of the assets in the Global Hub Portfolio.

10.  Records.
     -------

     The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the requirements of applicable law and regulation relevant to a Fund or its respective Global Hub Portfolio. All such records shall be the property of the [Fund Entity] and the Supervisors and shall at all times during the regular business hours of the Custodian be reasonably open for inspection by duly authorized officers, employees or agents of the [Fund Entity], the Supervisors and their agents, and employees and agents of any applicable regulatory authority. The Custodian shall, at the [Fund Entity's] request, supply the [Fund Entity] with a tabulation of Fund Assets and held by the Custodian and shall, when requested to do so by the [Fund Entity] and for such compensation as shall be agreed upon between the [Fund Entity] and the Custodian, include certificate numbers in such tabulations.

11.  Opinion of Independent Accountant.
     ---------------------------------

     The Custodian shall take all reasonable action, as the [Fund Entity] on behalf of a Fund may from time to time request, to obtain from year to year favorable opinions from independent accountants with respect to its activities hereunder in connection with the preparation of a Global Hub Portfolio's regulatory filings or other regulatory requirements, as well as the Prospectus or regulatory filings of the [Fund Entity].

12.  Reports by Independent Public Accountants.
     -----------------------------------------

     The Custodian shall provide the [Fund Entity] or the Supervisors, on behalf of each Fund at such times as the [Fund Entity] or the Supervisors may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the [Fund Entity] to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

13.  Compensation of Custodian.
     -------------------------

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian under this Agreement, as agreed upon from time to time between the [Fund Entity] on behalf of a Fund and the Custodian.

14.  Responsibility of Custodian.
     ---------------------------

     The Custodian shall be liable for and shall indemnify the [Fund Entity] for, and hold the [Fund Entity] harmless from, any loss, damage, cost, judgment, expense or other liability (including, but not limited to, the [Fund Entity's] legal fees and expenses and any other legal fees and expenses that the [Fund Entity] incurs or for which the [Fund Entity] is otherwise liable) incurred by the [Fund Entity] relating to or arising from, directly or indirectly, any act or omission of the Custodian under this Agreement, including, but not limited to: (i) any failure by the Custodian to act or refrain from acting in accordance with instructions from the [Fund Entity]; and (ii) any physical loss, destruction or damage to Fund Assets. The [Fund Entity] shall notify the Custodian promptly of any proceeding or claim for which the [Fund Entity] may seek indemnity, and the Custodian shall cooperate promptly with the [Fund Entity] with respect to any such proceeding or claim. The Custodian's deposit of Fund Assets with a Non-U.S. Securities Depository or a U.S. Securities System shall not affect the Custodian's responsibilities or liabilities or in any way limit or relieve the Custodian of its responsibilities under this Section 14, and the Custodian shall remain fully liable with respect to such Fund Assets as if it had itself retained physical possession of them.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the [Fund Entity] for any action taken or omitted by it in good faith without negligence. It shall be entitled to ask for, rely on and may act upon advice of counsel (who may be counsel for and at the charge of the [Fund Entity]) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     The Custodian shall be liable for the acts or omissions of each of its correspondents and the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, if the Custodian has been directed or authorized by the [Fund Entity] to maintain custody of any securities or cash of the [Fund Entity] in a country other than the United States.

     If the [Fund Entity] on behalf of a Fund requires the Custodian to take any action with respect to securities or other assets, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the [Fund Entity] or the Fund being liable for the payment of money or incurring liability of some other form, the [Fund Entity] on behalf of the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     The [Fund Entity] agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the [Fund Entity] for such items and its fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of the [Fund Entity] for any purpose which results in the [Fund Entity] incurring an overdraft at the end of any business day, the [Fund Entity], unless prohibited from doing so by one or more of its or the Global Hub Portfolio's fundamental investment restrictions, hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed the amount not prohibited by such restrictions, the specific securities to be designated in writing from time to time by the [Fund Entity] or the Investment Manager. Should the [Fund Entity] fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

15.  Effective Period, Termination and Amendment.
     -------------------------------------------

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than 90 days after the date of such delivery or mailing; provided,
                                                                     --------
     however that the Custodian or a U.S. Sub-Custodian shall not deposit or maintain Fund Assets under Section 4.11 in the absence of receipt of certification of approval by the Supervisors [and governing body of the Fund Entity] of the use of a particular U.S. Securities System or of any change to the arrangement for the use of the U.S. Securities System; provided further, however, that the [Fund Entity] shall not amend or
     ----------------
     terminate this Agreement in contravention of applicable law, or any provision of the [Fund Entity's] [Organizational Documents], and further provided, that the [Fund Entity] on behalf of each Fund may at any time with the approval of the Supervisors [and governing body of the Fund Entity] (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by, or upon the happening of a like event at the direction of, an appropriate regulatory agency or court of competent jurisdiction. The [Fund Entity] agrees that it will amend this Agreement only with the consent or action of all Spoke Funds whose Account Balances in the aggregate equal more than 50% of the sum of all Account Balances in the Global Hub Portfolio.

     Upon termination of the Agreement, the [Fund Entity] shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.  Successor Custodian.
     -------------------

     If a successor custodian shall be appointed for Fund Assets, the Custodian shall, upon termination, deliver to such successor custodian, duly endorsed and in the form for transfer, all Fund Assets then held by it or a sub-custodian hereunder and shall transfer to an account of the successor custodian all Fund Assets held in a Non-U.S. Depository or a U.S. Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, transfer Fund Assets in accordance with, and upon receipt of, Proper Instructions.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the [Fund Entity] to procure required resolutions of the Supervisors [and governing body of the Fund Entity] to appoint a successor custodian or otherwise instruct the Custodian to transfer Fund Assets in accordance with applicable law, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such Fund Assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.  Interpretive and Additional Provisions.
     --------------------------------------

     In connection with the operation of this Agreement, the Custodian and the [Fund Entity] on behalf of each Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions
                     --------
     shall contravene any applicable law or any provision of the [Fund Entity's] [Organizational Documents]. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

18.  Representations and Warranties.
     ------------------------------

     [Custodian representations regarding form of organization and applicable regulation].

     The [Fund Entity] represents that the Supervisors [and governing body of the Fund Entity] have made determinations required under applicable law regarding the Custodian's performance of the duties as Custodian and Non-U.S. Custody Manager under this Agreement.

19.  Construction.
     ------------

     Any reference to approval, determination or other action by the Supervisors under this Agreement shall be applicable to the extent that the relevant action concerns Fund Assets held through the Global Hub Portfolio. To the extent that the action involves exclusively Fund Assets held directly and not through the Global Hub Portfolio, the reference to action by the Supervisors shall be inapplicable.

     This Agreement shall be construed in accordance with the laws of [name of jurisdiction]. If the Custodian enters into a custody agreement with any other Spoke Fund and such agreement is subject to the laws of another jurisdiction, then any higher or stricter standard imposed pursuant to such other agreement or jurisdiction on the Custodian with respect to its activities toward the other Spoke Fund also shall apply and be imposed by this Agreement with respect to the activities of the Custodian toward the [Fund Entity].

20.  Privacy.
     -------

     Nonpublic personal financial information relating to consumers or customers of the [Fund Entity] provided by, or at the direction of, the [Fund Entity] to the Custodian, or collected or retained by the Custodian to perform its duties as custodian of the [Fund Entity] shall be considered confidential information. The Custodian shall not give, sell or in any way transfer such confidential information to any person or entity except at the direction of the [Fund Entity] or as required or permitted by law. The Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the [Fund Entity].

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the ___ day of _______, ____.

ATTEST                                [FUND ENTITY]

___________________________           By: _____________________________________

ATTEST                                [CUSTODIAN]

____________________________          By: _____________________________________

                                                                      Appendix C
                                                                      ----------

                 INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS
                 -----------------------------------------------


                              Investment Objective
                              --------------------

Long term growth of capital

                               Investment Policies
                               -------------------

The Portfolio's assets will be invested in a non-diversified selection of common stock, convertible securities and preferred stock. Ordinarily, at least two-thirds of such assets will be invested in common or preferred stock -- together with warrants, options or other instruments that give the right to buy such stock (up to a maximum of 15% of the Portfolio's assets) -- issued by companies that have their registered office or the major part of their business in Switzerland.

Up to one-third of the Portfolio's assets may be invested in securities of companies with their registered offices or the major part of their business activities located in the Principality of Liechtenstein.

Although it is intended to achieve the investment goal primarily by investing in equity securities of Swiss companies, up to one-third of the Portfolio's assets may be invested in fixed-rate or variable-rate debt instruments, convertible bonds or bonds with warrants attached from corporate issuers. In addition, up to 15% of the Portfolio's assets may be invested in equity warrants and options.

The Portfolio's assets may be invested in debt instruments and warrants and options when the Investment Manager believes that these securities present superior investment opportunities to investments in equity securities. When the Investment Manager determines to invest in these securities, the Portfolio's assets may not participate in advances or declines in the equity markets to the same extent as if they had remained fully invested in equity securities.

Although the Portfolio's assets will generally be invested in large and well-established companies, they also may be invested in smaller emerging growth companies.

The Portfolio's assets will be invested principally in securities denominated in Swiss Francs. The assets also may be invested in securities denominated in other currencies, including the Euro. Currency hedging transactions may be entered into in an attempt to protect the assets from a change in the value of such currencies in relation to Swiss Francs. Futures, options and forward contracts also may be used for hedging purposes. Hedging transactions may be entered into in an attempt to reduce specific risks. Hedging transactions may be used to protect the Portfolio from changes in market or economic conditions that might cause securities that are already held by the Portfolio to decline in value. Hedging transactions also may be used to take positions in or to gain exposure to a particular security or currency in advance of the purchase or sale of that security or securities denominated in that currency.

Normal investment policies temporarily may be departed from in response to extraordinary market, economic, political or other conditions.

                             Investment Restrictions
                             -----------------------

     The following investment limitations apply to the Portfolio's assets. Specifically, the following transactions may not take place with respect to the Portfolio's assets:

1. issuing senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 2 below, making loans in accordance with paragraph 6 below, the issuance of shares in multiple classes or series, the purchase or sale of options, futures contracts, forward commitments, swaps and transactions in repurchase agreements, provided that such transactions are covered, are not deemed to involve the issuance of senior securities;

2.   borrowing money, except as permitted under applicable law;

3. underwriting any issue of securities except to the extent that the investment in restricted securities and the purchase of fixed-income securities directly from the issuer thereof in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting or as otherwise permitted by law;

4. purchasing or selling real estate or related option rights except that (i) office space may be acquired or leased for the use of the Fund, (ii) assets may be invested in securities of issuers that invest in real estate or interests therein, (iii) assets may be invested in securities that are secured by real estate or interests therein, (iv) mortgage-related securities may be purchased and sold and, (v) real estate acquired as a result of the ownership of securities may be held and sold;

5. acquiring commodities or commodity contracts (including precious metals and certificates representing them), except financial futures contracts, options on financial futures contracts and warrants may be purchased and sold, and swap and forward commitment transactions may be entered into. The entry into forward foreign currency exchange contracts is not and shall not be deemed to involve investing in commodities;

6. making loans, except that (i) portfolio securities with a value not exceeding one-third of net assets may be loaned, (ii) repurchase agreements may be entered into, and (iii) all or a portion of an issue of debt securities (including privately issued debt securities), bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities may be purchased, whether or not the purchase is made upon the original issuance of the securities;

7. purchasing any securities which would cause more than 25% of assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

8. purchasing securities of other investment companies if as a result (i) more than 5% of net assets will be invested in the securities of one investment company, (ii) more than 5% of net assets will be invested in the aggregate in securities of open-end investment companies as a group, or (iii) more than 3% of the outstanding voting stock of any one investment company will be held. Such investments may only be made if the investment company in question is recognized as an UCITS.

9. investing more than 10% of the value of net assets in securities which may be illiquid because of legal or contractual restrictions on resale or securities for which there are no readily available market quotations. For purposes of this limitation, repurchase agreements with maturities greater than seven days and time deposits maturing in more than seven calendar days shall be considered illiquid;

10. making short sales of securities or maintaining a short position, except that short positions in forward currency contracts, options and futures contracts may be maintained;

11. purchasing securities on margin, except that any short-term credits necessary for the clearance of purchases and sales of securities may be obtained. For purposes of this restriction, the maintenance of margin in connection with options, forward contracts and futures contracts or related options will not be deemed to be a purchase of securities on margin;

12. investing more than 10% of net assets in securities that are not Recognized Securities or in debt instruments that are treated as equivalent to transferable securities;*

13. investing more than 10% of net assets in securities of any one issuer or investing more than 40% of net assets in the aggregate in the securities of those issuers in which in excess of 5% but not more than 10% of net assets have been invested;

14. investing more than 35% of net assets in securities issued or guaranteed by an EU member state, its local authorities, another recognized country or a public international body of which one or more member states of the EU are members. Such securities are not taken into account in determining the 40% maximum in paragraph (vi) above. The limits in paragraphs (vi) and (vii) are not cumulative. As a result, the investments in securities of the same issuer as defined in paragraphs (vi) or (vii) may not under any circumstances exceed a total of 35% of net assets. Notwithstanding paragraphs (vi) and (vii), in accordance with the principle of risk diversification, up to 100% of net assets in

----------

* "Recognized Securities" include securities: quoted on an official exchange in a country in the European Union ("EU"); traded on another regulated market in the EU; quoted on an official securities exchange in a recognized country outside the EU or on a regulated market in a recognized country outside the EU; and securities in new issues, provided that the terms of issue include an undertaking to apply for listing on an official securities exchange or on a regulated market in a recognized country, and that such listing is granted within one year of issue. A recognized country is a member state of the Organization for Economic Cooperation and Development, and all other countries in Europe, North and South America, Africa, Asia and Oceania.

     transferable securities issued or guaranteed by an EU member state, its local authorities, another recognized country or a public international body of which one or more member states of the EU are members may be invested in, provided however, that securities from at least six different issues must be held and that the securities from any one issue may not account for more than 30% of net assets;

15. acquiring more than 10% of the securities in circulation of a particular category from the same issuer or acquiring shares carrying voting rights which would result in de jure or de facto control or the exercise of a significant influence over the management of the issuer;

16. granting loans to third parties or acting as guarantor on behalf of third parties;

17. taking up loans exceeding a total of 10% of net assets, and only then in the form of short-term credits from highly rated banks;

18. pledging securities as collateral for a secured loan, mortgaging them or otherwise lending them as collateral security unless necessary with regard to the lendings permitted in paragraph (x). In this case, such mortgaging, collateral lending or pledging may not account for more than 10% of net assets. Escrow, collateral or custody arrangements in connection with purchases of securities on a when-issued or delayed-delivery basis, options, futures or forward currency contracts are not deemed to constitute collateral lending or pledging for the purpose of this provision;

19.  investing in any assets associated with an unlimited liability;

20. borrowing money, except in amounts not to exceed 10% of total assets (including the amount borrowed) (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with the redemption of Fund shares or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets and (iv) pursuant to reverse repurchase agreements. For purposes of this restriction, (a) the deposit of assets in escrow in connection with the purchase of securities on a when-issued or delayed-delivery basis and (b) collateral arrangements with respect to options, futures or forward currency contracts will not be deemed to be borrowings;

21.  acquiring or leasing office space for use of the Fund.

     With respect to the percentage restrictions in Investment Restrictions 7 and 8(iii), if the percentage restriction is adhered to at the time of an investment, a later increase or decrease in the percentage of assets resulting from a change in the values of portfolio securities or in the amount of the Fund's or Portfolio's assets will not constitute a violation of such restriction; except that if the amount of outstanding voting stock of any one investment company held exceeds 10% of the outstanding voting stock of that investment company, then the amount of such stock held shall be reduced to 10% or less within a reasonable time, taking into consideration the best interests of the investors. With respect to the percentage restrictions in Investment Restrictions 8(i) and (ii), 9, 12, 13, 14, 15, and 17, if the investment restriction is adhered to at the time of investment but a later increase or decrease results from a change in the values of the portfolio securities or in the amount of the Fund's or Portfolio's assets, then the noncompliance with the percentage restriction must be corrected within a reasonable time, taking into consideration the best interests of the investors. It is the intention of the Fund, unless otherwise indicated, that with respect to the policies that are the result of the application of law the Fund and the Portfolio will take advantage of the flexibility provided by rules or interpretations of the SEC currently in existence or promulgated in the future or changes to such laws.